   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2002.

                                                          REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                 RES-CARE, INC.
                  AND THE GUARANTORS IDENTIFIED IN FOOTNOTE(1)
                             ON THE FOLLOWING PAGES
             (Exact name of Registrant as specified in its charter)

             KENTUCKY                             8050                            61-0875371
 (State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employee Identification
  incorporation or organization)      Classification Code Number)                    No.)

                             ---------------------
                            10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223
                                 (502) 394-2100

               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Office)
                             ---------------------

                                                                         COPY TO:
                  RONALD G. GEARY                                    ALAN K. MACDONALD
       PRESIDENT AND CHIEF EXECUTIVE OFFICER                       FROST BROWN TODD LLC
                  RES-CARE, INC.                                   400 W. MARKET STREET
              10140 LINN STATION ROAD                                   32ND FLOOR
            LOUISVILLE, KENTUCKY 40223                        LOUISVILLE, KENTUCKY 40202-3363
                  (502) 394-2100                                      (502) 589-5400

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent For Service)
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same Offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED         PROPOSED MAXIMUM
            TITLE OF EACH CLASS                 AMOUNT TO BE       MAXIMUM OFFERING        AGGREGATE            AMOUNT OF
      OF SECURITIES TO BE REGISTERED           REGISTERED(1)      PRICE PER NOTE(2)    OFFERING PRICE(1)   REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------------------------
$150,000,000 10 5/8% Senior Notes due
  2008.....................................     $150,000,000             100%             $150,000,000           $13,800
-------------------------------------------------------------------------------------------------------------------------------
$150,000,000 Guarantees of 10 5/8% Senior
  Notes due 2008(3)........................     $150,000,000             (4)                  (4)                  (4)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.

(3) See Footnote (1) below for table of registrant guarantors.

(4) Pursuant to Rule 457(n), no additional registration fee is required in respect of the guarantees.

    THE REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The following domestic subsidiaries of Res-Care, Inc. are Guarantors of the Exchange Notes and are Co-Registrants:

--------------------------------------------------------------------------------------------------------------
                                                    STATE OF OR OTHER     PRIMARY STANDARD
                                                     JURISDICTION OF         INDUSTRIAL        I.R.S. EMPLOYER
           EXACT NAME OF REGISTRANT AS                INCORPORATION      CLASSIFICATION CODE   IDENTIFICATION
            SPECIFIED IN ITS CHARTER                 OR ORGANIZATION           NUMBER              NUMBER
--------------------------------------------------------------------------------------------------------------
Alternative Choices, Inc.........................       California              8050             33-0456663
Alternative Youth Services, Inc..................        Delaware               8050             61-1313657
B.W.J Opportunity Centers, Inc...................         Texas                 8050             74-2436417
Baker Management, Inc............................        Missouri               8050             43-1361852
Bald Eagle Enterprises, Inc......................        Missouri               8050             43-1784286
Bolivar Developmental Training Center, Inc.......        Missouri               8050             43-1283738
Bolivar Estates, Inc.............................        Missouri               8050             43-1549539
Brinkley Group Homes, Inc........................        Missouri               8050             43-1343367
Capital TX Investments, Inc......................        Delaware               8050             61-1251455
Careers in Progress, Inc.........................       Louisiana               8050             72-1275369
CATX Properties, Inc.............................        Delaware               8050             61-1263159
CNC/Access, Inc..................................      Rhode Island             8050             05-0422187
Community Advantage, Inc.........................        Delaware               8050             61-1239945
Community Alternatives Illinois, Inc.............        Delaware               8050             31-1493235
Community Alternatives Indiana, Inc..............        Delaware               8050             61-1242499
Community Alternatives Kentucky, Inc.............        Delaware               8050             61-1312326
Community Alternatives Missouri, Inc.............        Missouri               8050             43-1636671
Community Alternatives Nebraska, Inc.............        Delaware               8050             61-1247067
Community Alternatives Texas Partner, Inc........        Delaware               8050             61-1314648
Community Alternatives Virginia, Inc.............        Delaware               8050             61-1273991
Creative Networks, LLC...........................        Arizona                8050             86-0800357
Ebenezer Estates, Inc............................        Missouri               8050             43-1549537
EduCare Community Living -- Normal Life, Inc.....         Texas                 8050             75-2588340
EduCare Community Living -- Texas Living Centers,
  Inc............................................         Texas                 8050             75-2633891
EduCare Community Living
  Corporation -- America.........................        Delaware               8050             74-2473426
EduCare Community Living Corporation -- Gulf
  Coast..........................................         Texas                 8050             74-2421937
EduCare Community Living
  Corporation -- Missouri........................        Missouri               8050             43-1588987
EduCare Community Living Corporation -- Nevada...         Nevada                8050             74-2706116
EduCare Community Living Corporation -- New
  Mexico.........................................       New Mexico              8050             85-0415637
EduCare Community Living Corporation -- North
  Carolina.......................................     North Carolina            8050             56-1735505
EduCare Community Living Corporation -- Texas....         Texas                 8050             74-2436416
EduCare Community Living Limited Partnership.....        Kentucky               8050             61-1326692
Employ-Ability Unlimited, Inc....................          Ohio                 8050             31-1464800
Fort Mason Estates, Inc..........................        Missouri               8050             43-1557466
General Health Corporation.......................        Arizona                8050             86-0529797
Hillside Estates, Inc............................        Missouri               8050             43-1533399
Hydesburg Estates, Inc...........................        Missouri               8050             43-1557463
Individualized Supported Living, Inc.............        Missouri               8050             43-1700277
J. & J. Care Centers, Inc........................       California              8050             68-0067564
Meadow Lane Estates, Inc.........................        Missouri               8050             43-1581692
Missouri Progressive Services, Inc...............        Missouri               8050             43-1557899
Normal Life Family Services, Inc.................       Louisiana               8050             72-1275755
Normal Life of California, Inc...................       California              8050             77-0455009
Normal Life of Central Indiana, Inc..............        Indiana                8050             62-1365098
Normal Life of Georgia, Inc......................        Georgia                8050             31-1529990
Normal Life of Indiana (general partnership).....        Indiana                8050             61-1305095
Normal Life of Kentucky, Inc.....................        Kentucky               8050             61-1260819
Normal Life of Lafayette, Inc....................       Louisiana               8050             74-2499272
Normal Life of Lake Charles, Inc.................       Louisiana               8050             61-1196456

--------------------------------------------------------------------------------------------------------------
                                                    STATE OF OR OTHER     PRIMARY STANDARD
                                                     JURISDICTION OF         INDUSTRIAL        I.R.S. EMPLOYER
           EXACT NAME OF REGISTRANT AS                INCORPORATION      CLASSIFICATION CODE   IDENTIFICATION
            SPECIFIED IN ITS CHARTER                 OR ORGANIZATION           NUMBER              NUMBER
--------------------------------------------------------------------------------------------------------------
Normal Life of Louisiana, Inc....................       Louisiana               8050             72-0981523
Normal Life of Southern Indiana, Inc.............        Indiana                8050             35-1572479
Normal Life, Inc.................................        Kentucky               8050             61-1053590
Oak Wood Suites of Bolivar, Inc..................        Missouri               8050             43-1784427
Oakview Estates of Bolivar, Inc..................        Missouri               8050             43-1533776
P.S.I. Holdings, Inc.............................          Ohio                 8050             31-1629153
Pebble Creek Estates, Inc........................        Missouri               8050             43-1549534
PeopleServe, Inc.................................        Delaware               8050             31-1477505
RAISE Geauga, Inc................................          Ohio                 8050             34-1660712
Res-Care Alabama, Inc............................        Delaware               8050             61-1327501
Res-Care Aviation, Inc...........................        Kentucky               8050             31-1508734
Res-Care California, Inc.........................        Delaware               8050             61-1268555
Res-Care Florida, Inc............................        Florida                8050             61-1204314
Res-Care Illinois, Inc...........................        Delaware               8050             61-1278144
Res-Care Kansas, Inc.............................        Delaware               8050             61-1278142
Res-Care New Jersey, Inc.........................        Delaware               8050             61-1312327
Res-Care New Mexico, Inc.........................        Delaware               8050             61-1254414
Res-Care Ohio, Inc...............................        Delaware               8050             61-1259401
Res-Care Oklahoma, Inc...........................        Delaware               8050             61-1286352
Res-Care Other Options, Inc......................        Delaware               8050             61-1316063
Res-Care Premier, Inc............................        Delaware               8050             61-1313340
Res-Care Tennessee, Inc..........................        Delaware               8050             61-1298925
Res-Care Training Technologies, Inc..............        Delaware               8050             61-1297942
Res-Care Washington, Inc.........................        Delaware               8050             61-1328026
River Bluff Estates, Inc.........................        Missouri               8050             43-1557898
Rockcreek, Inc...................................       California              8050             33-0403356
RSCR California, Inc.............................        Delaware               8050             61-1278143
RSCR Inland, Inc.................................       California              8050             33-0468570
RSCR West Virginia, Inc..........................        Delaware               8050             31-1489372
Sha-Ree Estates, Inc.............................        Missouri               8050             43-1567929
Skyview Estates, Inc.............................        Missouri               8050             43-1533401
Southern Home Care Services, Inc.................        Georgia                8050             58-1408815
Tangram Rehabilitation Network, Inc..............         Texas                 8050             75-1768981
Texas Home Management, Inc.......................        Delaware               8050             61-1245563
The Academy for Individual Excellence, Inc.......        Delaware               8050             31-1563871
The Citadel Group, Inc...........................         Texas                 8050             74-2764035
THM Homes, Inc...................................        Delaware               8050             61-1251391
Upward Bound, Inc................................        Missouri               8050             43-1498913
VOCA Corp........................................          Ohio                 8050             31-0946580
VOCA Corporation of America......................          Ohio                 8050             31-1580449
VOCA Corporation of Florida......................        Florida                8050             31-1524533
VOCA Corporation of Indiana......................        Indiana                8050             35-1872670
VOCA Corporation of Maryland.....................        Maryland               8050             31-1288343
VOCA Corporation of New Jersey...................       New Jersey              8050             31-1427741
VOCA Corporation of North Carolina...............     North Carolina            8050             31-1282449
VOCA Corporation of Ohio.........................          Ohio                 8050             31-1264951
VOCA Corporation of Washington, D.C..............  District of Columbia         8050             31-1257932
VOCA Corporation of West Virginia, Inc...........     West Virginia             8050             31-1208122
VOCA of Indiana, LLC.............................        Indiana                8050             35-2063976
VOCA Residential Services, Inc...................          Ohio                 8050             31-1355744
Williard Estates, Inc............................        Missouri               8050             43-1557465
Youthtrack, Inc..................................        Delaware               8050             61-1292060

The information in this Preliminary Prospectus is not complete and may be changed. We may not exchange these Securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to exchange these Securities and is not soliciting offers to exchange these Securities in any state where the exchange is not permitted.

                 SUBJECT TO COMPLETION DATED FEBRUARY   , 2002

PRELIMINARY PROSPECTUS                         PROSPECTUS DATED           , 2002
--------------------------------------------------------------------------------

                                [RES-CARE LOGO]

                OFFER TO EXCHANGE 10 5/8% SENIOR NOTES DUE 2008
                      THAT HAVE BEEN REGISTERED UNDER THE
                     SECURITIES ACT OF 1933 FOR ANY AND ALL
                   OUTSTANDING 10 5/8% SENIOR NOTES DUE 2008

              $150,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
--------------------------------------------------------------------------------

+ The exchange offer expires 5:00 p.m., New York City time, on           , 2002,
  unless extended.

+ We will exchange your validly tendered unregistered notes (the "old notes") for an equal principal amount of registered exchange notes (the "exchange notes") with substantially identical terms.

+ The exchange offer is not subject to any condition other than the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and certain other customary conditions.

+ You may withdraw your tender of old notes at any time before the expiration of the exchange offer.

+ The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

+ We will not receive any proceeds from the exchange offer.

+ The terms of the exchange notes to be issued are substantially identical to the old notes, except for certain transfer restrictions and registration rights relating to the old notes.

+ You may tender outstanding old notes only in denominations of $1,000 and multiples of $1,000.

+ Affiliates of our company may not participate in the exchange offer.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS DOCUMENT FOR CERTAIN IMPORTANT INFORMATION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE ISSUED IN THE EXCHANGE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by us with the Commission, including the reports and other information incorporated by reference into this prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning us can be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006.

     We have agreed that, if at any time while the notes are restricted securities within the meaning of the Securities Act of 1933 or we are not subject to the information requirements of the Exchange Act, we will furnish to holders of such notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of such notes.

                           INCORPORATION BY REFERENCE

     The following information filed by us with the Commission (File No. 0-20372) pursuant to the 1934 Act is incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 2000;

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

          3. The information under the headings "Ownership of Equity Securities," "Committees of the Board of Directors," "Executive Committee Interlocks and Insider Participation," "Certain Relationships and Related Transactions," "Indebtedness of Management" and "Executive Compensation" on pages 2-4, 8-10 and 13-17 of our Proxy Statement on Schedule 14A filed on July 26, 2001; and

          4. Current Reports on Forms 8-K filed on October 31, 2001 (which includes, among other things, updated information located in Exhibit 99.1 on "Management's Discussion and Analysis of Financial Condition and Results of Operations," Exhibit 99.2 on "Business" and in Exhibit 99.5 on "Risk Factors") and November 20, 2001.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to ResCare, 10140 Linn Station Road, Louisville, Kentucky 40223, Attention: L. Bryan Shaul, telephone: (502) 394-2100.

ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, and the other information incorporated by reference into it, contain numerous forward-looking statements about our financial condition, results of operations, cash flows, dividends, financing plans, business strategies, capital or other expenditures, competitive positions, growth opportunities, plans and objectives of management, markets for debt securities and other matters. The words "estimate," "project," "intend," "expect," "believe," "forecast," and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a "forward-looking statement." Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from historical results or from any results expressed or implied by such forward-looking statements. In addition to the specific risk factors described in the section entitled "Risk Factors," important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

     - changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively mandated;

     - the loss of major customers or contracts with federal or state government agencies;

     - impairment of our rights in our intellectual property;

     - increased or more effective competition;

     - changes in laws or regulations applicable to us or failure to comply with existing laws and regulations;

     - future health care or budget legislation or other health reform initiatives;

     - increased exposure to professional negligence liability, workers' compensation and health insurance claims;

     - changes in company-wide or business unit strategies;

     - the effectiveness of our advertising, marketing and promotional programs; and

     - increases in interest rates.

Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                               ------------------

     ResCare, Res-Care, Inc. and PeopleServe are our or our subsidiaries' registered or pending trademarks. Best in Class 2000 and the Best in Class Manual are works, including software, that are our registered or pending copyrights.

                               PROSPECTUS SUMMARY

     This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and historical and pro forma financial information, including the notes relating to that information, appearing elsewhere in this prospectus or incorporated into this prospectus by reference from our periodic reports filed with the Commission. For convenience, throughout this prospectus, the words "ResCare," "we," "us," "our" or similar words refer to Res-Care, Inc., and all of its subsidiaries except where the context otherwise requires.

                                  OUR COMPANY

     Founded in 1974, we are the nation's largest private provider of residential, training, educational and support services to populations with special needs, including persons with developmental and other disabilities and at-risk and troubled youths. At June 30, 2001, we provided services to approximately 26,500 persons with special needs in 32 states, Washington, D.C., Canada and Puerto Rico. We believe that we provide high quality services on a more cost effective basis than traditional state-run programs. We are a leading provider of services for special needs populations because of our proven programs, operating procedures, financial resources, economies of scale and experience working with special needs populations and governmental agencies. We have two reportable operating segments: our Division for Persons with Disabilities, or DPD, and our Division for Youth Services, or DYS. In 2002, DYS was reorganized into two separate divisions: DYS and Division for Training Services. Therefore, beginning in 2002, we will report three segments. For the nine months ended September 30, 2001, we derived approximately 83% of our total revenues directly from state programs or agencies and approximately 15% directly from the U.S. Departments of Labor and the Interior. For the nine months ended September 30, 2001, we had revenues of $665.5 million, net income of $6.3 million, EBITDAR of $63.4 million and EBITDA of $41.3 million (as these terms are defined in note 2 of our "Summary Consolidated Financial Information").

                                  OUR INDUSTRY

     The markets for services for special needs populations in the United States are large, growing, highly fragmented and backed by powerful advocacy groups. Providing services for special needs populations that we serve constitutes a $65.6 billion market, of which $25.6 billion is funding for mental retardation or other developmental disabilities, or MR/DD, services according to a July 2000 study by the Department of Disability and Human Development of the University of Illinois at Chicago ("State of the States Report"), and approximately $40.0 billion is funding for youth services according to data from the National Center for Education Statistics and the National Association of State Budget Officers. We believe that we are well positioned to benefit from favorable demographics and positive current industry trends. We expect our industry to experience strong growth rates due to the following:

     - Pressure to Reduce Waiting Lists: The Arc, a national organization and advocacy group for persons with MR/DD, estimated that in 1997 individuals with MR/DD on waiting lists for placements in one or more residential, day/vocational or other community-based service programs were seeking approximately 218,000 placements. Many states have received court orders requiring them to address long waiting lists. As a result, many states are allocating incremental funding to provide for group home placements or for new programs like periodic/in-home services.

     - Increased Medicaid Funding: MR/DD services are funded mainly by state Medicaid programs, for which funding has increased at an inflation-adjusted average annual rate of approximately 11% over the last two decades, according to the State of the States Report. In 2001, reimbursement rates in the states in which we provide MR/DD services increased at an average annualized rate of approximately 3%.

     - Privatization Trend: State and local government agencies have historically provided MR/DD and youth services. However, in recent years, there has been a trend throughout the United States toward privatization of service delivery functions for special needs populations as governments at all levels face continuing pressure to control costs and improve the quality of programs. For example, the State of the States Report indicates that the percentage of individuals with MR/DD receiving residential services in state-run institutions declined from approximately 51.5% in 1977 to approximately 12.7% in 1998.

     - Strong Potential Demand for Services for Persons with
       Disabilities: Estimates of the number of individuals in the United States with some form of MR/DD range from 3.2 million, according to the State of the States Report, to 7.5 million, according to The Arc. However, the State of the States Report estimates that only approximately 416,000 persons with MR/DD live in staffed facilities or supported-living settings. The report estimates that approximately 1.9 million persons with MR/DD live with family caregivers, and 25% of these family caregivers are parents aged 60 or older. When family caregivers are no longer capable of providing for their dependents with MR/DD, states must provide these services for them.

     - Vocal Advocacy Groups: The rise of advocacy groups, often led by the parents or guardians of individuals with MR/DD along with social workers and civil rights lawyers, has resulted in long-term trends toward an increasing emphasis on training and education as well as an increase in community-based settings for residential services, all designed to promote a higher quality of life and greater independence.

     - Legislation and Litigation Promoting Increased Community-Based
       Living: In June 1999, the U.S. Supreme Court, in Olmstead v. L.C., held that states must provide individuals with MR/DD the choice to be placed in community-based settings when deemed appropriate by medical professionals and placement can be reasonably completed within state budgets. We believe that this ruling will accelerate the transfer of the nation's approximately 45,000 people currently residing in state institutional facilities to community-based settings.

     - Expanding Job Corps Program: The federal Job Corps program, which is currently funded at $1.5 billion per year, has grown significantly since its inception in 1964. The program provides training for approximately 70,000 students each year at 119 centers throughout the United States and Puerto Rico and is projected by the U.S. Department of Labor, or DOL, to increase to 123 centers over the next two years. In addition, federal funding for this program has never been reduced since its inception. The U.S. Bureau of the Census forecasts that the juvenile population will grow by 8% between 1995 and 2015. The U.S. Bureau of the Census estimates that 20% of the approximately 70 million children under the age of 18 in the United States currently live in households under the poverty level.

                                  OUR BUSINESS

     We provide an array of services in residential and non-residential settings for adults and youths with MR/DD and disabilities caused by acquired brain injury and for youths who have special educational or support needs, are from disadvantaged backgrounds or have severe emotional disorders.

DISABILITIES SERVICES

     We are the nation's largest private provider of services for individuals with MR/DD. At June 30, 2001, we served more than 17,000 individuals in 29 states, Washington, D.C. and Canada. We base our programs predominantly on individual habilitation plans designed to encourage greater independence and development of daily living skills through individualized support and training. We design these programs to offer individuals specialized support not generally available in larger state institutions and traditional long-term care facilities such as nursing homes. We provide our services mainly in community-based group homes and, to a lesser extent, in other facilities run by us and in the homes of individuals with MR/DD. At June 30, 2001, approximately 94% of our disabilities services clients resided in community settings, either in our group homes or in their own family homes. As of that date, we served approximately 4,800 clients in their family homes. In each of our programs, services are administered by our employees and contractors, such as qualified mental retardation professionals, service coordinators, physicians, psycholo-gists, therapists, social workers and other direct service staff. We staff our group homes and other facilities 24 hours a day, seven days per week and provide social, functional and vocational skills training, supported employment and emotional and psychological counseling or therapy as needed for each individual. We also provide respite, therapeutic and other services on an as-needed or hourly basis through our periodic/in-home services programs. Because most of our clients with MR/DD require services over their entire lives and many states have extensive waiting lists of people requiring services, we have consistently experienced occupancy rates of at least 97% since 1996.

     We derive our disabilities services revenues primarily from state government agencies under the Medicaid reimbursement system and from management contracts with private operators, generally not-for-profit providers, who contract with state government agencies and are also reimbursed under the Medicaid system. Medicaid is a partnership between the federal and state governments, whereby the federal government matches a percentage of the expenditures made by a given state. Each state uses some of these Medicaid funds to provide services to its MR/DD population. For the nine months ended September 30, 2001, we generated revenues of $519.6 million, segment profit of $40.8 million, EBITDAR of $72.2 million, and EBITDA of $53.3 million in DPD, before general corporate expenses.

YOUTH SERVICES

  JOB CORPS PROGRAM

     We are the nation's second largest operator of Job Corps centers with 15 centers serving approximately 6,900 students, or about 15.3% of total Job Corps enrollees as of June 30, 2001. Founded in 1964, the federal Job Corps program is funded and administered by the U.S. Department of Labor and provides educational and vocational skills training, health care, employment counseling and other support necessary to enable disadvantaged individuals to obtain employment. These programs operate 24 hours a day, seven days a week at 119 centers throughout the United States and Puerto Rico and offer vocational training to meet job opportunities in a given region. Approximately 70% of Job Corps centers are privately operated, and a Job Corps contract term is generally five years, including renewals. Under our Job Corps contracts, we are reimbursed for all facility and program costs related to Job Corps center operations and allowable indirect costs for general and administrative expenses, plus a prenegotiated management fee, normally a fixed percentage of facility and program expense. For the nine months ended September 30, 2001, we generated revenues of $101.9 million, segment profit of $10.6 million, EBITDAR of $10.8 million and EBITDA of $10.6 million in our Job Corps program, before general corporate expenses.

  OTHER YOUTH SERVICES PROGRAMS

     We are among the nation's largest private providers of services to disadvantaged or at-risk youths, serving approximately 2,300 youths in 11 states, Washington, D.C. and Puerto Rico as of June 30, 2001. Our youth programs are designed to provide consistent, high quality and cost-effective education and treatment to address the needs of the various segments of the special needs, at-risk and troubled youth population. Our programs include secure detention centers, residential treatment programs, emergency shelters, charter schools, alternative schools and foster care programs designed to address the specific needs of at-risk and troubled youths. For the nine months ended September 30, 2001, these programs generated revenues of $44.1 million, segment profit of $1.4 million, EBITDAR of $4.9 million and EBITDA of $2.9 million, before general corporate expenses.

                             COMPETITIVE STRENGTHS

     We believe that we are well positioned to take advantage of industry trends and that our strong competitive position is attributable to a number of factors, including the following:

  MARKET LEADING POSITION

     We are the nation's largest private provider of services to populations with special needs. At June 30, 2001, we provided services to approximately 26,500 persons with special needs in 32 states, Washington, D.C., Canada and Puerto Rico. Based on revenues, we are currently three times the size of our nearest

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

for-profit competitor in disabilities services. We are also the second largest Job Corps program operator. Our market leading position is strengthened by the following:

     - Close, long-standing relationships with state and local agencies as well as advocacy groups, and an understanding of various state and federal regulations and reimbursement and billing systems;

     - A compelling value proposition to our customers resulting from our corporate mission and supported by our economies of scale;

     - Significant barriers to entry, which we have overcome by our size, geographic scope, operating infrastructure and our long term relationships with government agencies;

     - Our proactive implementation of a comprehensive compliance program, which we believe is the first such program in our industry; and

     - Best in Class 2000, our internal quality management system, which we are making available to state agencies and other small providers as a model quality management system for the industry.

  RECURRING AND STABLE REVENUES

     Our revenues are recurring and stable for the following reasons:

     - We estimate that the average age of our clients with MR/DD is 40 years. Individuals with MR/DD generally require our services for their entire lives and have a life expectancy of approximately 70 years;

     - Our clients with MR/DD rarely lose their Medicaid eligibility (although clients need to requalify on a periodic basis) and their length of stay with us is measured in years, rather than months;

     - We have consistently experienced occupancy rates of at least 97% since 1996 as a result of strong demand for disabilities services due to long state waiting lists;

     - We are reimbursed for our services by Medicaid agencies and other government entities in 32 states, as well as by the Department of Labor and Department of the Interior, therefore mitigating our reimbursement exposure to any one payor;

     - Medicaid funding for disabilities services has risen at an inflation-adjusted average annual rate of approximately 11% per year from 1977 to 1998; and

     - The length of our Job Corps contracts currently averages five years.

  ESTABLISHED RELATIONSHIPS WITH GOVERNMENTAL AGENCIES AND ADVOCACY GROUPS

     We maintain strong relationships with state and local governments and have developed a reputation as a high quality service provider capable of efficiently transitioning large numbers of individuals with MR/ DD off waiting lists or from state institutions and into group homes or other community-based settings. We believe that our experience and corporate resources enable us to service this incremental business more successfully than smaller disabilities services providers. We also have the infrastructure and expertise to accommodate individuals with MR/DD in their family homes. We are working with advocates and others to develop funding and find placements for individuals with MR/DD on state-compiled waiting lists, as well as to enhance the funding available for existing clients.

  QUALITY SERVICES PROVIDER

     Our size enables us to draw upon the significant experience of our operations and apply best practices throughout all of our facilities, thereby improving the quality of our operations. We have spent years developing quality assurance systems that can address the particular challenges in providing supports to individuals in the community and in scattered settings. Best In Class 2000 is our quality management system that establishes the fundamental expectations we have of our employees and our operations. Best in Class 2000 defines best-practice standards to ensure that we provide high quality services. We have begun to offer Best In Class 2000 to state agencies and other small providers with which we work as a model for their quality assurance programs. The quality of our disabilities services operations is evident in our low level of deficiencies compared to national averages in facilities subject to Medicaid survey. We have served the federal Job Corps program since 1976 and won the National Job Corps Association Member of the Year award, which is given to the highest quality operator in the program, in two of the last three years. We believe that our size also enables us to execute our employee training and development programs effectively and efficiently.

  EXPERIENCED MANAGEMENT TEAM

     Our management team has successfully developed us into the leading independent provider of services to special needs populations. Our senior management team of seven executives, led by President and CEO Ronald G. Geary, has over a century of combined health care experience and 73 years of experience working with people with special needs. Under Mr. Geary's leadership, we have grown revenues at a compounded annual growth rate of approximately 30% from $65 million in 1990 to approximately $866 million in 2000 principally due to acquisitions and internal growth. The presidents of our DPD and DYS operating divisions have 22 and 28 years of experience in their respective fields. In addition to our senior leadership, our senior operations personnel have a broad range of health care experience. We believe that our management team has excellent depth and breadth and a strong ability to adapt to changing market conditions.

                               BUSINESS STRATEGY

     Our strategy is to enhance our leading, established market position and to increase revenue and cash flow by capitalizing on our position as the largest provider of residential, training, educational and support services to populations with special needs. Our business strategy focuses on the pursuit of the following key initiatives:

  ADD NEW GROUP HOMES TO REGIONAL CLUSTERS

     Our current growth strategy is primarily to add new group homes to our regional clusters where we have existing infrastructure and where Medicaid rates are attractive, and to selectively pursue other opportunities to provide services. We plan to achieve this goal, in part, by leveraging our relationships with various government agencies. According to The Arc, in 1997 individuals with MR/DD on waiting lists for placements in one or more residential, day/vocational or other community-based service programs were seeking approximately 218,000 placements. We are working with advocates and others to develop funding and find placements for these individuals, as well as to enhance the funding available for individuals with MR/DD.

  INCREASE REVENUES THROUGH EXPANSION OF SERVICES

     We plan to continue to build upon our market leadership position as a provider of disabilities services and of training and support services for disadvantaged youths and other special needs populations by expanding the services that we provide to our clients. In particular, we are focused on growing our periodic/in-home services and our Job Corps and other youth services programs.

     - Periodic/In-Home Services. We began our periodic/in-home services to individuals with MR/DD in 1997 and serve approximately 4,800 individuals today. We believe this represents a significant avenue for growth that leverages our existing infrastructure. In addition, these services provide stable margins and require limited capital, providing favorable returns to us. Periodic services are disabilities services provided in the family homes of clients with MR/DD and, as such, require minimal capital investment. We believe that these services are in high demand from family caregivers and in some cases are used as an interim measure by state governments to provide relief to these families. According to a customer satisfaction survey we had conducted by an independent surveyor, recipients of our periodic services expressed a high degree of satisfaction.

     - Job Corps and Other Youth Services Programs. We will continue to pursue Job Corps and other youth services program contracts as they are put out for bid by the U.S. Department of Labor and various states. We believe that these opportunities are favorable to our business because of the stable reimbursement and low capital investment.

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

  IMPROVE OPERATIONAL EFFICIENCIES AND REDUCE COSTS

     We are continually focused on improving operations in order to both reduce costs and improve quality. We are leveraging new technologies into tangible operating efficiencies, improved accounts receivable collection and cost-effective operations. Currently, we are implementing both an accounts receivable tracking and billing system, as well as a time and attendance information system.

     - Accounts Receivable Tracking and Billing System. We have largely completed the installation of the system and have converted 84% of our historical information as of September 30, 2001. This system enables us to streamline the billing process by automatically populating required data fields, removing many manual steps required to properly send bills and therefore improve the timing and collection of accounts receivable. We believe that this system will enable us to produce complete and accurate bills on a more timely and more frequent basis and thereby reduce our days sales outstanding and improve cash flow.

     - Time and Attendance System. The challenge of monitoring our approximately 30,000 full-time and part-time employees as well as vacation, overtime and temporary labor costs prompted us to find an appropriate time and attendance system. We have begun testing such a system and plan to install it during the next 16 months. We believe that this system will enable us to more efficiently staff our facilities and reduce unnecessary overtime and temporary staffing.

     - Increased Accountability at Core Office Level. In anticipation of the implementation of our new information systems, we have created and implemented new labor/hour tracking procedures that enable core office administrators to monitor direct service hours on a weekly basis. We believe these tracking procedures aided in the stabilization and slight reduction in total labor hours and costs we experienced in the second quarter of 2001. In addition, by improving the oversight of the accounts receivables procedures at the local level, we reduced days sales outstanding from 69 days at September 30, 2000 to 64 days at September 30, 2001, representing increased cash flow of nearly $12.5 million.

                               THE EXCHANGE OFFER

     On November 15, 2001, we issued $150,000,000 aggregate principal amount of our 10 5/8% Senior Notes due 2008 (the "old notes") in a private offering. The old notes are guaranteed by our domestic subsidiaries ("Guarantors"). Our one foreign subsidiary is not a guarantor of the old notes. The assets, revenues and income of this subsidiary are not significant to our consolidated financial condition, results of operations or liquidity.

     We and the Guarantors entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver this prospectus to you and to consummate the exchange offer on or before May 14, 2002. In the exchange offer, you are entitled to exchange your old notes for registered exchange notes with substantially identical terms. If we do not complete various tasks by their deadlines, as we discuss in the "Registration Rights" section of this prospectus, liquidated damages will accrue on the old notes at a rate of .25% over the stated interest rate on the old notes for the first 90 days immediately after such deadlines, and will increase by an additional .25% with respect to each subsequent 90-day period up to a maximum of 1.0% in the aggregate, until the exchange offer is completed. You should also read the discussion under the headings "Summary of Terms of the Exchange Notes" and "Description of the Notes" for further information regarding the registered exchange notes.

     We believe that the exchange notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, subject to certain conditions and limited exceptions. Following the exchange offer, any old notes held by you that are not exchanged in the exchange offer will continue to be subject to the existing restrictions on transfer on the old notes and, except in certain limited circumstances, we will have no further obligation to register transfers of outstanding old notes held by you under the Securities Act. You should read the discussions under the heading "The Exchange Offer" for further information regarding the exchange offer and the resale of old notes.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Issuer........................   Res-Care, Inc.

The Exchange Offer............   We previously issued $150 million aggregate
                                 principal amount of our 10 5/8% Senior Notes due 2008 in a private offering. These securities were not registered under the Securities Act. At the time we issued the old notes, we entered into a registration rights agreement in which we agreed to offer to exchange your unregistered old notes for new exchange notes that have been registered under the Securities Act. This exchange offer is intended to satisfy that obligation. We are offering to exchange $1,000 principal amount of registered exchange notes for each $1,000 principal amount of your unregistered old notes. After the exchange offer is completed, except in certain limited circumstances, you will no longer be entitled to any registration rights with respect to your old notes. In certain circumstances, certain holders of outstanding old notes may require us to file a shelf registration statement under the
                                 Securities Act.

Required Representations......   To participate in this exchange offer, you will
                                 be required to make certain representations to us in a letter of transmittal, including that:

                                 - any exchange notes will be acquired by you in
                                   the ordinary course of your business;

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

                                 - you have not engaged in, do not intend to
                                   engage in, and do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes; and

                                 - you are not an affiliate of our company.

Resale........................   We believe that, subject to limited exceptions,
                                 the exchange notes issued in the exchange offer may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                 - the exchange notes issued in the exchange
                                   offer are being acquired in the ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate and have no arrangement or
                                   understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an "affiliate" of our company.

                                 If our belief is inaccurate and you transfer any exchange note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                                 Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activities must also acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer.

                                 We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2002, unless
                                 extended, in which case the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to certain
                                 customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

Procedures for Tendering Old
Notes.........................   If you wish to tender your old notes for
                                 exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank Minnesota,
                                 National Association, as exchange agent, on or before the expiration date:

                                 Either:

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

                                 - a properly completed and duly executed letter
                                   of transmittal, which accompanies this
                                   prospectus, or a facsimile of the letter of transmittal, together with your old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus under the heading "The Exchange Offer -- Exchange Agent," and on the front cover of the letter of transmittal; or

                                 - a computer generated message transmitted by
                                   means of The Depository Trust Company's
                                   automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                                 If either of these procedures cannot be
                                 satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, each holder of old notes will make certain representations to us described under "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose old notes
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed before the expiration date.

Guaranteed Delivery
Procedures....................   If you wish to tender your old notes and time
                                 will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedures described under "The
                                 Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Acceptance of Old Notes and
Delivery of Exchange Notes....   Subject to the conditions described under "The
                                 Exchange Offer -- Conditions to the Exchange
                                 Offer", we will accept for exchange any and all old notes that are validly tendered in the exchange offer and not withdrawn, before 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights.............   You may withdraw the tender of your old notes
                                 at any time before 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading
                                 "The Exchange Offer -- Withdrawal of Tenders."

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

Federal Income Tax
Considerations................   For a discussion of the material federal income
                                 tax considerations relating to the exchange of old notes for the exchange notes, see "United
                                 States Federal Income Tax Considerations."

Exchange Agent................   Wells Fargo Bank Minnesota, National
                                 Association, the trustee under the indenture governing the old notes, is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading
                                 "The Exchange Offer -- Exchange Agent."

Consequences of Failure to
Exchange Old Notes............   If you do not exchange your old notes for
                                 exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the old notes and in the indenture governing the old notes. In general, the unregistered old notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     This exchange offer relates to the exchange of up to $150,000,000 aggregate principal amount of exchange notes for up to an equal principal amount of the unregistered outstanding old notes. The form and terms of the exchange notes are substantially the same as the form and terms of the outstanding old notes, except that the exchange notes will be registered under the Securities Act. Therefore, the exchange notes generally will not be subject to transfer restrictions or registration rights, and the provisions of the registration rights agreement relating to liquidated damages on the outstanding old notes under certain circumstances will be eliminated. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding old notes, which they replace, and both the outstanding old notes and the exchange notes are governed by the same indenture. We sometimes refer to the old notes and the exchange notes collectively in this prospectus as the notes.

Exchange Agent................   We are offering $150,000,000 aggregate
                                 principal amount of our 10 5/8% Senior Notes due 2008. The exchange notes will be issued under an indenture dated as of November 15, 2001.

Interest......................   Interest on the exchange notes will accrue from
                                 the last interest payment date on which
                                 interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the issue date of the old notes. Interest on the exchange notes will be payable semi-annually on May 15 and November 15 of each year, commencing May
                                 15, 2002.

Maturity Date.................   November 15, 2008.

Ranking and Guarantees........   The notes and guarantees will be senior
                                 unsecured obligations. All of our current and future domestic subsidiaries will guarantee the notes on a senior unsecured basis.

                                 The notes will rank equally with all of our and our subsidiary guarantors' existing and future senior unsecured debt.

                                 The notes and guarantees will rank senior to all of our and our subsidiary guarantors' unsecured debt that is expressly subordinated to the notes, but will be effectively subordinated to all of our and our subsidiary guarantors' secured indebtedness, if any, with respect to the assets securing that indebtedness and effectively subordinated to all liabilities of our subsidiaries that are not guarantors with respect to the assets of such subsidiaries. See "Risk Factors -- The notes are effectively subordinated to our secured indebtedness and structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes."

Optional Redemption...........   We may redeem the notes, in whole or in part,
                                 at any time, on or after November 15, 2005 at a redemption price equal to 100% of the principal amount thereof plus a premium declining ratably to par, plus accrued interest.

                                 In addition, before November 15, 2004, we may redeem up to 35% of the original aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price of 110.625% of the principal amount plus accrued and unpaid interest, provided that:

                                 - at least 65% of the aggregate principal
                                   amount of the notes issued under the
                                   indenture remains outstanding immediately after the occurrence of such redemption; and

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

                                 - such redemption occurs within 90 days of the
                                   date of the closing of any such equity
                                   offering.

Change of Control.............   If we experience a change of control, we may be
                                 required to offer to repurchase the notes at 101% of the principal amount plus accrued and unpaid interest. We may not be able to pay you the required price for notes you present to us at the time of a change of control because our other outstanding indebtedness may prohibit payment or we may not have enough funds at the time.

Restrictive Covenants.........   The indenture governing the notes contains
                                 covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:

                                 - incur additional indebtedness or liens;

                                 - pay dividends or make other distributions or
                                   repurchase or redeem our stock;

                                 - make investments;

                                 - sell assets;

                                 - engage in business activities unrelated to
                                   our current business;

                                 - enter into agreements restricting our
                                   subsidiaries' ability to pay dividends;

                                 - enter into transactions with affiliates; and

                                 - consolidate, merge, or sell all or
                                   substantially all of our assets.

                                 In addition, under certain circumstances we may be required to make an offer to purchase some or all of these notes with proceeds received from asset sales.

                                 These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this prospectus.

Absence of a Public Market for
the Notes.....................   The notes are a new issue of securities, and
                                 there is currently no market for them.
                                 Accordingly, we cannot assure you as to the development or liquidity of any market for the notes or, if issued, the exchange notes. The initial purchasers have advised us that they currently intend to make a market for the notes as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice.
                                 The notes will be eligible for trading on The
                                 PORTAL Market(SM).

Form of Exchange Notes........   The exchange notes issued in the exchange offer
                                 will be represented by one or more permanent global certificates, in fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository
                                 Trust Company, as depositary. You will not receive exchange notes in certificated form unless one of the events set forth under "Description of Notes -- Book Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected through, records maintained in book-entry form by The
                                 Depository Trust Company and its participants.

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange offer.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following summary consolidated financial information should be read in conjunction with our historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus or incorporated into this prospectus by reference.

     Some of the summary consolidated financial information for and as of each of the years ended December 31, 1998, 1999 and 2000 set forth below have been derived from our audited consolidated financial statements. Some of the summary consolidated financial information for and as of the nine months ended September 30, 2001 and 2000, set forth below have been derived from our unaudited condensed consolidated financial statements. In our opinion, the unaudited condensed consolidated financial statements from which the data below is derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.

     In June 1999, we completed a merger with PeopleServe, Inc., which was accounted for as a pooling-of-interests. Accordingly, the summary consolidated financial information has been restated for all periods presented to include the financial condition and results of operations of PeopleServe. Statistical information included in "Operating Data" for years before the merger has not been restated to reflect the operations of PeopleServe.

     The summary as adjusted consolidated financial information as of September 30, 2001, reflects our sale of $150 million principal amount of notes offered in the private offering and the application of the net proceeds therefrom. The as adjusted financial data is not necessarily indicative of the operating results that actually would have occurred if the offering had been effective on the dates indicated, nor is it necessarily indicative of future operating results.

                                                                                      NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                    ------------------------------   -------------------
                                                      1998       1999       2000       2000       2001
                                                    --------   --------   --------   --------   --------
                                                        (Dollars in thousands)           (Unaudited)
STATEMENT OF INCOME DATA:
Revenues..........................................  $702,914   $824,479   $865,796   $642,484   $665,529
Facility and program expenses.....................   604,760    716,469    763,576    564,097    599,604
                                                    --------   --------   --------   --------   --------
Facility and program contribution.................    98,154    108,010    102,220     78,387     65,925
Operating expenses:
    Corporate general and administrative..........    27,590     27,726     28,111     20,572     23,723
    Depreciation and amortization.................    18,561     21,107     22,308     16,635     16,038
    Special charges (1)...........................        --     20,498      4,149      3,670      1,729
    Other (income) expenses.......................      (307)        40        270        304       (834)
                                                    --------   --------   --------   --------   --------
Total operating expenses, net.....................    45,844     69,371     54,838     41,181     40,656
                                                    --------   --------   --------   --------   --------
Operating income..................................    52,310     38,639     47,382     37,206     25,269
Interest, net.....................................    13,894     18,750     22,559     16,932     14,187
                                                    --------   --------   --------   --------   --------
Income from continuing operations before income
  taxes...........................................    38,416     19,889     24,823     20,274     11,082
Income tax expense................................    15,484     10,153     10,647      8,413      4,821
                                                    --------   --------   --------   --------   --------
Income from continuing operations.................    22,932      9,736     14,176     11,861      6,261
Gain from sale of unconsolidated affiliate, net of
  tax.............................................        --        534         --         --         --
Cumulative effect of accounting change, net of
  tax.............................................        --     (3,932)        --         --         --
                                                    --------   --------   --------   --------   --------
Net income........................................  $ 22,932   $  6,338   $ 14,176   $ 11,861   $  6,261
                                                    ========   ========   ========   ========   ========

                                                                                      NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                    ------------------------------   -------------------
                                                      1998       1999       2000       2000       2001
                                                    --------   --------   --------   --------   --------
                                                        (Dollars in thousands)           (Unaudited)
OTHER STATEMENT OF INCOME DATA:
EBITDAR (2).......................................  $ 92,655   $106,043   $ 98,975   $ 72,553   $ 63,412
EBITDAR margin (2)................................     13.2%      12.9%      11.4%      11.3%       9.5%
EBITDA (2)........................................  $ 70,871   $ 80,244   $ 73,839   $ 53,841   $ 41,307
EBITDA margin (2).................................     10.1%       9.7%       8.5%       8.4%       6.2%
Depreciation and amortization.....................  $ 18,561   $ 21,107   $ 22,308   $ 16,635   $ 16,038
Facility rent (3).................................    21,784     25,799     25,136     18,712     22,105
Maintenance capital expenditures (4)..............    10,734     12,166      9,322      6,370      4,597
OPERATING DATA:
Number of facilities..............................     1,379      2,350      2,400      2,400      2,400
Disabilities Services Segment:
    Total revenue.................................  $570,626   $654,553   $680,629   $506,247   $519,600
    Persons served................................    11,952     15,927     16,561     16,820     17,320
    Capacity utilized.............................     97.4%      98.2%      97.9%      98.0%      97.9%
Youth Services Segment:
    Total revenue.................................  $132,288   $169,926   $185,167   $136,237   $145,929
    Persons served................................     8,395      8,340      9,410      8,448      9,186
    Capacity utilized.............................     97.9%      82.2%      96.4%      90.7%      93.8%
SELECTED HISTORICAL RATIOS: (2)(5)(6)
Ratio of EBITDAR to interest and facility rent....      2.5x       2.3x       2.0x       2.0x       1.7x
Ratio of EBITDA to interest expense...............      4.6x       4.0x       3.1x       3.1x       2.6x
Ratio of total adjusted debt to EBITDAR...........      4.7x       4.7x       4.8x         --         --
Ratio of total debt to EBITDA.....................      3.7x       3.6x       3.7x       2.8x       2.7x
Percentage of total debt to total
  capitalization..................................     62.6%      64.1%      60.5%      63.4%      54.7%
Ratio of earnings to fixed charges................      2.7x       1.7x       1.8x       1.9x       1.5x

                                                                                       SEPTEMBER 30, 2001
                                                             DECEMBER 31,              ------------------
                                                   ---------------------------------                AS
                                                    1998         1999         2000     ACTUAL    ADJUSTED
                                                   -------   ------------   --------   -------   --------
                                                        (Dollars in thousands)            (Unaudited)
BALANCE SHEET DATA:
Working capital..................................  $75,486     $102,141     $122,305   $88,928   $153,033
Total assets.....................................  493,793      523,131      536,106   501,767    554,087
Total debt, including capital leases.............  258,762      291,713      272,277   222,696    274,632
Total adjusted debt (5)..........................  433,034      498,105      473,365   458,483    502,864
Shareholders' equity.............................  154,587      163,384      178,123   184,715    184,946
Days sales outstanding...........................       60           62           59        64         64

---------------

(1) Special charges for the year ended December 31, 2000 include the following:
    (1) a charge of $1.8 million ($1.1 million net of tax, or $0.04 per share) related to the write-off of costs associated with the terminated management-led buyout, (2) a charge of $1.7 million ($1.0 million net of tax, or $0.04 per share) related to our 2000 restructuring plan and (3) a charge of $0.6 million for the settlement of a lawsuit. Special charges for the nine months ended September 30, 2001 include a charge of approximately $1.6 million ($0.9 million net of tax, or $0.04 per share) for costs associated with the exit from Tennessee. Special charges for the nine months ended September 30, 2000 include the charge related to the terminated management-led buyout and the restructuring charge. Special charges for 1999 include the charge of $20.5 million ($13.7 million net of tax, or $0.55 per share) recorded in connection with the PeopleServe merger.

(2) EBITDA is defined as earnings from continuing operations before depreciation and amortization, net interest expense and income taxes. EBITDAR is defined as EBITDA before facility rent. EBITDA margin and EBITDAR margin are defined as EBITDA and EBITDAR, respectively, divided by total revenues. EBITDA and EBITDAR are commonly used as analytical indicators within the health care industry, and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance. EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with accounting principles generally accepted in the United States and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

(3) Facility rent is defined as land and building lease expense less amortization of any deferred gain on applicable sale and leaseback transactions.

(4) Maintenance capital expenditures represent purchases of fixed assets excluding land, buildings and acquisitions of businesses.

(5) Total adjusted debt is defined as total debt plus annual facility rent times a multiple of eight.

(6) For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and amortization of capitalized debt issuance costs and an estimate of interest within rental expense.

                                  RISK FACTORS

     In addition to the risk factors set forth below, we urge you to refer to the risk factors included as Exhibit 99.5 to our Current Report on Form 8-K filed on October 31, 2001, which are incorporated into this prospectus by reference. See "Incorporation By Reference" and "Where You Can Find More Information."

THE NOTES ARE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS AND STRUCTURALLY SUBORDINATED TO THE LIABILITIES OF OUR SUBSIDIARIES THAT DO NOT GUARANTEE THE NOTES.

     The notes are unsecured obligations of ours and are effectively subordinated to our secured indebtedness. The effect of this subordination is that if we or a subsidiary guarantor are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding or upon a default in payment on, or the acceleration of, any indebtedness under our existing credit agreement or other secured indebtedness, our assets and those of the subsidiary guarantors that secure indebtedness will be available to pay obligations on the notes only after all indebtedness under the credit agreement and other secured indebtedness have been paid in full from those assets. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The notes are also structurally subordinated to all existing and future obligations, including indebtedness, of our subsidiaries that do not guarantee the notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. See "Description of Notes."

THE RESTRICTIONS IMPOSED BY OUR EXISTING INDEBTEDNESS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

     Our existing credit facility prohibits us from prepaying certain of our other indebtedness, requires us to comply with specified financial ratios and tests, and restricts our ability to:

     - incur additional indebtedness or issue preferred or redeemable stock;

     - pay dividends and make other distributions;

     - enter into certain mergers or consolidations;

     - enter into sale and leaseback transactions;

     - create liens; and

     - sell and otherwise dispose of assets.

     We cannot assure you that these restrictions will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. We also cannot assure you that we will be able to continue to comply with these covenants and ratios. If we commit a breach of any of these covenants, ratios or tests, we could be in default under one or more of the agreements governing our indebtedness, which could require us to immediately pay all amounts outstanding under those agreements or prohibit us from making draws on our existing credit facility. If payments of our outstanding indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay our indebtedness. See "Description of Notes -- Certain Covenants" and "Description of Certain Indebtedness."

THERE IS NO PUBLIC MARKET FOR THE NOTES, AND THERE ARE RESTRICTIONS ON THE RESALE OF THE NOTES.

     The exchange notes will be new securities for which there is no existing market and, although the notes are expected to be eligible for trading on The PORTAL Market(SM), we cannot assure the liquidity of any markets that may develop for the notes, the ability of holders of the notes to sell their notes or the prices at which holders would be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers have advised us that they currently intend to make a market in the exchange notes offered by this prospectus. However, they are not obligated to do so and any market making may be discontinued at any time without notice. We do not intend to apply for listing of the notes on any securities exchange.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We originally sold the old notes to UBS Warburg LLC, Lehman Brothers Inc., Banc One Capital Markets, Inc., U.S. Bancorp Piper Jaffrey, Inc., Jefferies & Company, Inc. and First Analysis Securities Corporation as initial purchasers in a private offering that closed on November 15, 2001. In connection with the private offering of the old notes, we, the Guarantors and the initial purchasers entered into a registration rights agreement in which we and the Guarantors agreed to:

     - file a registration statement no later than 90 days after the closing date of the private offering of the old notes;

     - use commercially reasonable efforts to cause the registration statement to become effective no later than 150 days after the closing date of the private offering of the old notes; and

     - upon the effectiveness of the registration statement, offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of exchange notes, and to hold the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to holders.

     The exchange notes will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act of 1933, except as described below. We have agreed in the registration rights agreement to use commercially reasonable efforts to complete the exchange offer and issue the exchange notes no later than 180 days after the closing date of the private offering of the old notes. This exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement.

     For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company ("DTC") who desires to deliver old notes by book-entry transfer through DTC.

     Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, we believe that the exchange notes will generally be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the SEC's position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of old notes who is one of our "affiliates" as defined in Rule 405 under the Securities Act, who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or who is a broker-dealer who purchased old notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

     - will not be able to tender its old notes in the exchange offer;

     - will not be able to rely on the interpretations of the staff of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from these requirements.

     If you wish to exchange your old notes for exchange notes in the exchange offer, you will be required to make representations in a letter of transmittal which is attached to this prospectus, including that:

     - you are not our "affiliate" (as defined in Rule 405 under the Securities
       Act);

     - any exchange notes to be received by you will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;

     - if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of exchange notes; and

     - if you are a broker-dealer (a "participating broker-dealer"), you acquired the old notes for your own account as a result of market-making or other trading activities, you have not entered into any arrangement or understanding with us or one of our affiliates to distribute the exchange notes and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

     The SEC has taken the position that participating broker-dealers may be deemed to be "underwriters" with the meaning of the Securities Act, and accordingly may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes.

     Under the registration rights agreement, our obligations to register the new notes will terminate upon the completion of the exchange offer. However, the SEC interpretations referred to above may be subject to change, hindering our ability to complete the exchange offer. If:

     - any changes in applicable law or the applicable interpretations of the staff of the SEC do not permit us to conduct the exchange offer;

     - for any other reason the exchange offer is not completed within 180 days following the date of the first issuance of the old notes;

     - a holder of old notes notifies us within 20 business days after the consummation deadline that the holder (1) was prohibited by law or SEC policy from participating in the exchange offer, (2) may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales by such holder, or (3) is a broker-dealer and holds notes acquired directly from us or any of our affiliates, then, we and the Guarantors will, at our cost:

     - as promptly as practicable after such filing obligation arises, use our commercially reasonable efforts to file a shelf registration statement covering resales of the old notes or exchange notes, as applicable;

     - use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act within 90 days after such filing obligation arises; and

     - use our commercially reasonable efforts to keep effective the shelf registration until the earlier of two years after its effective date, or the date on which all of the notes to be sold pursuant to such shelf registration have been sold.

     If we file a shelf registration statement, we will provide you copies of the prospectus that is a part of the shelf registration statement, notify you when the shelf registration statement for the old notes has become effective and take other actions as are required to permit unrestricted resales of the old notes. A holder of old notes that sells the old notes pursuant to the shelf registration statement generally will be:

     - required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

     - subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

     - bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

     In addition, each holder of the old notes will be required to deliver information to be used in connection with the shelf registration statement and to provide any comments on the shelf registration statement within the time periods described in the registration rights agreement in order to have their old notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described below.

     If any of the following (each a "registration default") occurs:

     - either one of these registration statements required to be filed by us is not filed with the SEC on or before its required deadline;

     - either one of these registration statements required to be filed by us is not declared effective on or before its required deadline;

     - the exchange offer is not completed on or before the 180th calendar day following the date of the first issuance of the old notes; or

     - either one of these registration statements required to be filed is filed and declared effective but thereafter ceases to be effective or usable (subject to certain exceptions),

the interest rate borne by the old notes will increase by 0.25% per annum upon the occurrence of a registration default. This rate will continue to increase by 0.25% per annum with respect to each 90 day period that the liquidated damages (as defined below) continue to accrue in any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.00%) per year. We refer to this increase in the interest rate on the old notes as "liquidated damages." Such interest is payable in addition to any other interest payable from time to time with respect to the old notes and the exchange notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

     The above summary highlights the material provisions of the registration rights agreement, but does not restate that agreement in its entirety. We urge you to review all of the provisions of the registration rights agreement, because it, and not this description, defines your rights as holders to exchange your old notes for registered exchange notes. A copy of the registration rights agreement has previously been filed with the SEC by us, and is incorporated by reference in the registration statement of which this prospectus forms a part.

     Following the consummation of the exchange offer, holders of old notes who were eligible to participate in the exchange offer but who did not tender their old notes will not have any further registration rights, and the old notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the old notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all old notes that are properly tendered and not withdrawn on or before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may tender some or all of their old notes in the exchange offer in denominations of $1,000 and integral multiples thereof.

     The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that:

          (1) the offering of the exchange notes has been registered under the Securities Act;

          (2) the exchange notes will generally not be subject to transfer restrictions or registration rights; and

          (3) certain provisions relating to liquidated damages on the old notes provided for in certain circumstances will be eliminated.

     The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the indenture.

     As of the date of this prospectus, $150,000,000 aggregate principal amount of the old notes is outstanding. In connection with the issuance of the old notes, arrangements were made for the old notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

     This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes as of the close
of business on           , 2002. The exchange offer is not conditioned upon any
minimum aggregate principal amount of old notes being tendered. However, our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under "-- Conditions to the Exchange Offer" below.

     We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to such holders.

     If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted old notes will be returned, at our cost, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See
" -- Solicitation of Tenders; Fees and Expenses" for more detailed information regarding the expenses of the exchange offer.

     By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under " -- Procedures for Tendering" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" means 5:00 p.m., New York City time, on
          , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement.

     We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes, by giving oral or written notice of such extension to the exchange agent and notice of such extension to the holders as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions set forth herein under " -- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by us, if such conditions are permitted to be waived by us.

     We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders and we will extend the exchange offer to the extent required by law.

     Without limiting the manner in which we may choose to make public announcements of any extension, amendment, termination or non-acceptance of the exchange offer, and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the issue date of the old notes. Interest on the exchange notes will be payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2002.

PROCEDURES FOR TENDERING

  WHAT TO SUBMIT AND HOW

     Each holder of old notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein. Each holder should then mail or otherwise deliver the completed letter of transmittal, or such facsimile, together with the old notes to be exchanged and any other required documentation, to Wells Fargo Bank Minnesota, National Association, as exchange agent, at the address set forth below under " -- Exchange Agent" on or before the expiration date. A holder may also effect a tender of old notes pursuant to the procedures for book-entry transfer as provided for herein and in the letter of transmittal.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedure for such transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth herein under " -- Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     Only a holder may tender its old notes in the exchange offer. To tender in the exchange offer, a holder must:

          (1) complete, sign and date the letter of transmittal or a facsimile thereof;

          (2) have the signatures of the holder guaranteed if required by the letter of transmittal; and

          (3) unless such tender is being effected pursuant to the procedure for book-entry transfer, mail or otherwise deliver the letter of transmittal or the facsimile, together with the old notes and other required documents, to the exchange agent, before 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder will constitute an agreement between such holder, our company and the exchange agent in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. If less than all of the old notes are tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to ResCare. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders, in each case as set forth herein and in the letter of transmittal.

     Any beneficial owner whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial owner wishes to tender on his own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering his old notes, either make appropriate arrangements to register ownership of the old notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

  REQUIRED REPRESENTATIONS IN LETTER OF TRANSMITTAL

     The letter of transmittal will include representations to us that, among other things:

          (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not such person is the holder;

          (2) neither the holder nor any other person receiving the exchange notes is engaged in, intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes;

          (3) neither the holder nor any other person receiving the exchange notes is an "affiliate," as defined in Rule 405 under the Securities Act of 1933, of our company; and

          (4) if the tendering holder is a broker or dealer as defined in the Exchange Act, then

             (a) it acquired the old notes for its own account as a result of market-making activities or other trading activities; and

             (b) it has not entered into any arrangement or understanding with our company or any "affiliate" of our company within the meaning of Rule 405 under the Securities Act to distribute the exchange notes to be received in the exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

  HOW TO SIGN YOUR LETTER OF TRANSMITTAL AND OTHER DOCUMENTS

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"), unless the old notes tendered pursuant thereto are tendered:

          (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instruction" of the letter of transmittal; or

          (2) for the account of an Eligible Institution.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the old notes must be endorsed or accompanied by appropriate bond powers that authorize the person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the completed letter of transmittal.

  IMPORTANT RULES CONCERNING THE EXCHANGE OFFER

     You should note that:

     - All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding;

     - We reserve the absolute right to reject any and all old notes not properly tendered or any old notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful;

     - We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our company's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine;

     - Although we intend to notify holders of defects or irregularities with respect to any tender of old notes, neither our company, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to tenders of old notes, nor will any of them incur any liability for failure to give that notification; and

     - Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at the DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in the DTC's system may make book-entry delivery of old notes by causing the DTC to transfer the participant's old notes into the exchange agent's account with respect to the old notes in accordance with DTC's Automated Tender Offer Program procedures for such transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of the book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant that is tendering old notes that the participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.

     Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or before the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If you are a registered holder of old notes and you wish to tender your old notes but your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

          (1) the tender is made through an Eligible Institution;

          (2) before the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery

             (a) stating the name and address of the holder, the certificate number or numbers of the holder's old notes and the principal amount of the old notes tendered;

             (b) stating that the tender is being made thereby; and

             (c) guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the old notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

          (3) the properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered old notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn (the "Depositor"),

     - identify the old notes to be withdrawn, including the certificate number or numbers and principal amount or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited,

     - be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of the old notes into the name of the Depositor withdrawing the tender, and

     - specify the name in which any old notes to be withdrawn are to be registered, if different from that of the Depositor.

     Please note that all questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes, and may terminate or amend the exchange offer as provided herein before the acceptance of the old notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied:

          (1) that the exchange offer, or the making of any exchange by a holder, violates the applicable interpretations of the staff of the SEC;

          (2) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer; or

          (3) that there has been proposed, adopted or enacted any law, statute, rule or regulation that, in the sole judgment of our company, might materially impair our ability to proceed with the exchange offer.

     If we determine that we may terminate the exchange offer for any of the reasons set forth above, we may:

          (1) refuse to accept any old notes and return any old notes that have been tendered to their holders;

          (2) extend the exchange offer and retain all old notes tendered before the expiration date of the exchange offer, subject to the rights of such holders of tendered old notes to withdraw their tendered old notes; or

          (3) waive the termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn. If a waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period.

     The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition. Our failure at any time to exercise the foregoing rights will not be deemed to be a waiver by us of any such right and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

EXCHANGE AGENT

     National City Bank, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. In its capacity as such, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of our company. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                     By Courier, Mail or Hand Delivery:
                     Wells Fargo Bank Minnesota, NA
                     Attention: Corporate Trust Services
                     213 Court Street - Suite 902
                     Middletown, CT 06457
                     Facsimile for Eligible Institutions: (860) 704-6219

     Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

SOLICITATION OF TENDERS, FEES AND EXPENSES

     We will pay all expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by officers and regular employees of our company and our affiliates in person, by telegraph, telephone or telecopier.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

     We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs, will be paid by our company.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if the transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of transfer taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed by us directly to the tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us as a result of the consummation of the exchange offer. The expenses of the exchange offer will be amortized by us over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled certain obligations contained in the registration rights agreement. Holders of the old notes who do not tender their old notes in the exchange offer will continue to hold those old notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the indenture and the registration rights agreement, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer set forth in the Indenture. Accordingly, untendered old notes may be resold only:

          (1) to ResCare;

          (2) pursuant to a registration statement that has been declared effective under the Securities Act;

          (3) in the United States to qualified institutional buyers within the meaning of Rule 144A in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A;

          (4) in the United States to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act, in transactions exempt from the registration requirements of the Securities Act;

          (5) outside the United States in transactions complying with the provisions of Regulation S under the Securities Act; or

          (6) pursuant to any other available exemption from the registration requirements under the Securities Act.

     To the extent that old notes are tendered and accepted in the exchange offer, the liquidity of the trading market for untendered old notes could be adversely affected.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2001, on an actual basis and as adjusted to give effect to the offering and sale of $150 million principal amount of the old notes on November 15, 2001, and the application of the net proceeds of this transaction to (1) repay amounts outstanding under, and terminate, our previous credit facility and (2) redeem $16.0 million in face value of our convertible subordinated notes, as if the transaction had occurred on September 30, 2001. You should read this table in conjunction with the consolidated financial statements and the related notes to the consolidated financial statements incorporated into this prospectus by reference. See "Unaudited Pro Forma Condensed Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness."

                                                                  SEPTEMBER 30, 2001
                                                              --------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------   -------------
                                                              (Unaudited, in thousands)
Cash and cash equivalents...................................   $  9,107       $ 57,213
                                                               ========       ========
Total debt (including current maturities):
  Revolving credit facility.................................   $ 82,226       $     --
  Obligations under capital leases..........................      8,803          8,803
  10 5/8% Senior Notes due 2008 offered hereby..............         --        150,000
  6% Convertible subordinated notes due 2004................    107,880         96,042
  5.9% Convertible subordinated notes due 2005..............     19,613         15,613
  Other debt................................................      4,174          4,174
                                                               --------       --------
       Total debt...........................................    222,696        274,632
                                                               --------       --------
Shareholders' equity:
  Common stock..............................................     47,868         47,868
  Additional paid-in capital................................     29,235         29,235
  Retained earnings.........................................    107,612        107,843
                                                               --------       --------
       Total shareholders' equity...........................    184,715        184,946
                                                               --------       --------
       Total capitalization.................................   $407,411       $459,578
                                                               ========       ========

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial information is based on our historical consolidated financial statements incorporated into this prospectus by reference, adjusted to give pro forma effect to the following, which we collectively referred to as the "transactions": (1) the sale of $150 million principal amount of the old notes on November 15, 2001, (2) the repayment of amounts outstanding under, and the termination of, our previous credit facility and (3) the redemption of $16.0 million in face value of our convertible subordinated notes.

     The unaudited pro forma condensed consolidated balance sheet data as of September 30, 2001 gives effect to the transactions as if they had occurred on September 30, 2001. The unaudited pro forma consolidated statement of income data for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the transactions as if they had occurred at the beginning of the respective periods. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements do not purport to represent what our results of operations or financial condition would actually have been had the transactions occurred on such dates, nor do they purport to project our results of operations or financial condition for any future period or date. The information set forth below should be read together with the other financial information contained in sections entitled "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements incorporated into this prospectus by reference.

                                                             ACTUAL
                                                          SEPTEMBER 30,    PRO FORMA
                                                              2001        ADJUSTMENTS      PRO FORMA
                                                          -------------   -----------      ---------
                                                                        (In thousands)
BALANCE SHEET DATA:
ASSETS
Current assets:
  Cash and cash equivalents.............................    $  9,107        $48,106(1)     $ 57,213
  Other current assets..................................     185,599         (2,354)(2)     183,245
                                                            --------                       --------
     Total current assets...............................     194,706                        240,458
Other assets............................................     307,061          6,568(3)      313,629
                                                            --------                       --------
     Total assets.......................................    $501,767                       $554,087
                                                            ========                       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities, excluding current maturities of
  long-term debt........................................    $ 87,272            153(4)     $ 87,425
Long-term debt (including current maturities):
  Credit facility with banks............................      82,226        (82,226)(5)          --
  6% convertible subordinated notes due 2004............     107,880        (11,838)(6)      96,042
  5.9% convertible subordinated notes due 2005..........      19,613         (4,000)(7)      15,613
  10 5/8% Senior Notes due 2008.........................          --        150,000(8)      150,000
  Obligations under capital leases......................       8,803                          8,803
  Notes payable and other...............................       4,174                          4,174
                                                            --------                       --------
     Total long-term debt...............................     222,696                        274,632
Other long-term liabilities.............................       7,084                          7,084
                                                            --------                       --------
     Total liabilities..................................     317,052                        369,141
Shareholders' equity....................................     184,715            231(9)      184,946
                                                            --------                       --------
     Total liabilities and shareholders' equity.........    $501,767                       $554,087
                                                            ========                       ========

                                 YEAR ENDED DECEMBER 31, 2000       NINE MONTHS ENDED SEPTEMBER 30, 2001
                              -----------------------------------   ------------------------------------
                                          PRO FORMA                             PRO FORMA
                               ACTUAL    ADJUSTMENTS    PRO FORMA    ACTUAL    ADJUSTMENTS     PRO FORMA
                              --------   -----------    ---------   --------   -----------     ---------
                                                           (In thousands)
STATEMENT OF INCOME DATA:
Revenues....................  $865,796                  $865,796    $665,529                   $665,529
Facility and program
  expenses..................   763,576                   763,576     599,604                    599,604
                              --------                  --------    --------                   --------
Facility and program
  contribution..............   102,220                   102,220      65,925                     65,925
Operating expenses..........    54,838                    54,838      40,656                     40,656
                              --------                  --------    --------                   --------
Operating income............    47,382                    47,382      25,269                     25,269
Interest, net...............    22,559       1,892(10)    24,451      14,187       3,149(10)     17,336
                              --------     -------      --------    --------     -------       --------
Income before income
  taxes.....................    24,823      (1,892)       22,931      11,082      (3,149)         7,933
Income tax expense..........    10,647        (754)(11)    9,893       4,821      (1,256)(11)     3,565
                              --------     -------      --------    --------     -------       --------
Income from continuing
  operations................  $ 14,176     $(1,138)     $ 13,038    $  6,261     $(1,893)      $  4,368
                              ========     =======      ========    ========     =======       ========
Basic and diluted earnings
  per share from continuing
  operations................  $   0.58     $ (0.04)     $   0.54    $   0.26     $ (0.08)      $   0.18
                              ========     =======      ========    ========     =======       ========

---------------

 (1) Cash and cash equivalents -- to reflect adjustments to record the following (in thousands):

To record the proceeds from the issuance of the 10.625%
  senior notes..............................................  $150,000
To record the repayment of amounts outstanding under the
  previous credit facility..................................   (82,226)
To record the redemption of a portion of the 5.9%
  convertible subordinated notes............................    (3,080)
To record the redemption of a portion of the 6% convertible
  subordinated notes........................................   (10,020)
To record the payment of transaction fees associated with
  the issuance of the 10.625% senior notes..................    (6,568)
                                                              --------
                                                              $ 48,106
                                                              ========

 (2) To write off the unamortized deferred financing costs related to the previous credit facility.

 (3) To record the deferred financing costs related to the issuance of the senior notes.

 (4) To record the liability for income taxes on the gain on the redemption of the convertible subordinated notes and the loss on termination of the previous credit facility.

 (5) To record the repayment of amounts outstanding under the previous credit facility.

 (6) To record the repayment of a portion of the outstanding 6% convertible subordinated notes due 2004. The pro forma adjustment reflects the repurchase of the 6% notes at 83.5% of face value.

 (7) To record the repayment of a portion of the outstanding 5.9% convertible subordinated notes due 2005. The pro forma adjustment reflects the repurchase of the 5.9% notes at 77.0% of face value.

 (8) To record the issuance of the 10.625% senior notes.

 (9) To record the extraordinary gain on redemption of the
     convertible subordinated notes of $2,738 (in
     thousands), net of applicable income taxes of $1,092
     (in thousands).........................................  $  1,646
      To record the extraordinary loss on termination of the
      previous credit facility of $2,354 (in thousands), net
      of applicable income taxes of $939 (in thousands).....    (1,415)
                                                              --------
                                                              $    231
                                                              ========

(10) Adjustments to reflect the expected increase in interest expense resulting from the issuance of the senior notes at an annual yield equal to 10.625%, amortization of the related senior note issuance costs, the repayment of the indebtedness under, and termination of, the previous credit facility with banks and the redemption of portions of the convertible subordinated notes.

                                                           YEAR ENDED       NINE MONTHS
                                                          DECEMBER 31,         ENDED
                                                              2000       SEPTEMBER 30, 2001
                                                          ------------   ------------------
                                                                   (In thousands)
To record interest on senior notes at 10.625%...........    $15,938           $11,953
To record amortization of senior note issuance costs....        938               704
To eliminate interest on the previous credit facility
  which has been repaid.................................    (13,688)           (7,542)
To eliminate amortization of debt issuance costs on the
  prior credit facility.................................       (340)           (1,249)
Interest on convertible subordinated notes which will be
  repaid................................................       (956)             (717)
                                                            -------           -------
                                                            $ 1,892           $ 3,149
                                                            =======           =======

(11) To record the tax impact of the pro forma adjustments described in note
     (10) above using a statutory tax rate of 39.88%.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial data should be read in conjunction with our historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated into this prospectus by reference.

     Some of the selected historical consolidated financial data for and as of each of the years ended December 31, 1996, 1997, 1998, 1999 and 2000 set forth below have been derived from our audited consolidated financial statements. Some of the selected historical consolidated financial data for and as of the nine months ended September 30, 2001 and 2000 set forth below have been derived from our unaudited condensed consolidated financial statements. In our opinion, the unaudited condensed consolidated financial statements from which the data below is derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.

     In June 1999, we completed a merger with PeopleServe, Inc. and in January 1997, we acquired the partnership interests in Premier Rehabilitation Centers. Both transactions were accounted for as poolings-of-interests. Accordingly, our selected historical consolidated financial data has been restated for all periods presented to include the financial condition and results of operations of PeopleServe and Premier. Statistical information included in "Operating Data" for years before the mergers has not been restated to reflect the operations of PeopleServe and Premier.

     The selected as adjusted historical consolidated financial data for the nine months ended September 30, 2001, assumes that the offering was effective as of the beginning of the periods presented and assumes an interest rate of 10.625%. The as adjusted amounts may not be indicative of the results that actually would have occurred if the offering had been effective on the dates indicated, nor are they necessarily indicative of future operating results.

                                                                                                              NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                                  --------------------------------------------------------   -------------------
                                                    1996       1997        1998        1999        2000        2000       2001
                                                  --------   ---------   ---------   ---------   ---------   --------   --------
                                                             (Dollars in thousands, except per share data)       (Unaudited)
STATEMENT OF INCOME DATA:
Revenues........................................  $315,589   $468,108    $702,914    $824,479    $865,796    $642,484   $665,529
Facility and program expenses...................   279,568    405,977     604,760     716,469     763,576     564,097    599,604
                                                  --------   --------    --------    --------    --------    --------   --------
Facility and program contribution...............    36,021     62,131      98,154     108,010     102,220      78,387     65,925
Operating expenses:
    Corporate general and administrative........     9,813     20,061      27,590      27,726      28,111      20,572     23,723
    Depreciation and amortization...............     6,104      9,808      18,561      21,107      22,308      16,635     16,038
    Special charges (1).........................        --         --          --      20,498       4,149       3,670      1,729
    Other (income) expenses.....................        (4)        46        (307)         40         270         304       (834)
                                                  --------   --------    --------    --------    --------    --------   --------
Total operating expenses, net...................    15,913     29,915      45,844      69,371      54,838      41,181     40,656
                                                  --------   --------    --------    --------    --------    --------   --------
Operating income................................    20,108     32,216      52,310      38,639      47,382      37,206     25,269
Interest, net...................................     3,368      5,598      13,894      18,750      22,559      16,932     14,187
                                                  --------   --------    --------    --------    --------    --------   --------
Income from continuing operations before income
  taxes.........................................    16,740     26,618      38,416      19,889      24,823      20,274     11,082
Income tax expense..............................     5,918     10,987      15,484      10,153      10,647       8,413      4,821
                                                  --------   --------    --------    --------    --------    --------   --------
Income from continuing operations...............    10,822     15,631      22,932       9,736      14,176      11,861      6,261
Gain from sale of unconsolidated affiliate, net
  of tax........................................        --         --          --         534          --          --         --
Cumulative effect of accounting change, net of
  tax...........................................        --         --          --      (3,932)         --          --         --
                                                  --------   --------    --------    --------    --------    --------   --------
Net income......................................  $ 10,822   $ 15,631    $ 22,932    $  6,338    $ 14,176    $ 11,861   $  6,261
                                                  ========   ========    ========    ========    ========    ========   ========
Basic earnings per share:
    From continuing operations..................  $   0.54   $   0.69    $   0.96    $   0.40    $   0.58    $   0.49   $   0.26
    Net income..................................      0.54       0.69        0.96        0.26        0.58        0.49       0.26
Diluted earnings per share:
    From continuing operations..................      0.52       0.68        0.90        0.39        0.58        0.49       0.26
    Net income..................................      0.52       0.68        0.90        0.25        0.58        0.49       0.26

                                                                                                              NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                                  --------------------------------------------------------   -------------------
                                                    1996       1997        1998        1999        2000        2000       2001
                                                  --------   ---------   ---------   ---------   ---------   --------   --------
                                                             (Dollars in thousands, except per share data)       (Unaudited)
OTHER STATEMENT OF INCOME DATA:
EBITDAR(2)......................................  $ 33,582   $ 55,374    $ 92,655    $106,043    $ 98,975    $ 72,553   $ 63,412
EBITDAR margin(2)...............................     10.6%      11.8%       13.2%       12.9%       11.4%       11.3%       9.5%
EBITDA(2).......................................  $ 26,212   $ 42,024    $ 70,871    $ 80,244    $ 73,839    $ 53,841   $ 41,307
EBITDA margin(2)................................      8.3%       9.0%       10.1%        9.7%        8.5%        8.4%       6.2%
Depreciation and amortization...................  $  6,104   $  9,808    $ 18,561    $ 21,107    $ 22,308    $ 16,635   $ 16,038
Facility rent(3)................................     7,370     13,350      21,784      25,799      25,136      18,712     22,105
Maintenance capital expenditures(4).............     7,297     10,518      10,734      12,166       9,322       6,370      4,597
OPERATING DATA:
Number of facilities............................       421        524       1,379       2,350       2,400       2,400      2,400
Disabilities Services Segment:
    Total revenue...............................  $274,025   $405,495    $570,626    $654,553    $680,629    $506,247   $519,600
    Persons served..............................     4,899      6,628      11,952      15,927      16,561      16,820     17,320
    Capacity utilized...........................     97.9%      98.2%       97.4%       97.0%       97.4%       98.0%      97.9%
Youth Services Segment:
    Total revenue...............................  $ 41,564   $ 62,613    $132,288    $169,926    $185,167    $136,237   $145,929
    Persons served..............................     2,605      5,323       8,395       8,340       9,410       8,448      9,186
    Capacity utilized...........................     97.6%      97.6%       97.9%       82.2%       96.4%       90.7%      93.8%
SELECTED HISTORICAL RATIOS:(2)(5)(6)
Ratio of EBITDAR to interest and facility
  rent..........................................      3.0x       2.8x        2.5x        2.3x        2.0x        2.0x       1.7x
Ratio of EBITDA to interest expense.............      6.7x       6.4x        4.6x        4.0x        3.1x        3.1x       2.6x
Ratio of total adjusted debt to EBITDAR.........      3.9x       4.8x        4.7x        4.7x        4.8x          --         --
Ratio of total debt to EBITDA...................      2.7x       3.7x        3.7x        3.6x        3.7x          --         --
Percentage of total debt to total
  capitalization................................     48.0%      55.7%       62.6%       64.1%       60.5%       63.4%      54.7%
Ratio of earnings to fixed charges..............      3.7x       3.5x        2.7x        1.7x        1.8x        1.9x       1.5x
BALANCE SHEET DATA:
Working capital.................................  $ 39,475   $106,001    $ 75,486    $102,141    $122,305    $123,079   $ 88,928
Total assets....................................   190,029    344,301     493,793     523,131     536,106     561,939    501,767
Total debt, including capital leases............    71,105    156,316     258,762     291,713     272,277     304,843    222,696
Shareholders' equity............................    77,117    124,325     154,587     163,384     178,123     175,824    184,715
Days sales outstanding..........................        58         58          60          62          59          69         64

                                                               YEAR ENDED
                                                              DECEMBER 31,    NINE MONTHS ENDED
                                                                  2000       SEPTEMBER 30, 2001
                                                              ------------   -------------------
AS ADJUSTED DATA:
As adjusted income from continuing operations...............    $13,038            $4,368
As adjusted diluted earnings per share from continuing
  operations................................................       0.54              0.18
As adjusted ratio of earnings to fixed charges..............       1.7x              1.3x

---------------

(1) Special charges for the year ended December 31, 2000 include the following:
    (1) a charge of $1.8 million ($1.1 million net of tax, or $0.04 per share) related to the write-off of costs associated with the terminated management-led buyout, (2) a charge of $1.7 million ($1.0 million net of tax, or $0.04 per share) related to our 2000 restructuring plan and (3) a charge of $0.6 million for the settlement of a lawsuit. Special charges for the nine months ended September 30, 2001 include a charge of approximately $1.6 million ($0.9 million net of tax, or $0.04 per share) for costs associated with the exit from Tennessee. Special charges for the nine months ended September 30, 2000 include the charge related to the terminated management-led buyout and the restructuring charge. Special charges for 1999 include the charge of $20.5 million ($13.7 million net of tax, or $0.55 per share) recorded in connection with the PeopleServe merger.

(2) EBITDA is defined as earnings from continuing operations before depreciation and amortization, net interest expense and income taxes. EBITDAR is defined as EBITDA before facility rent. EBITDA margin and EBITDAR margin are defined as EBITDA and EBITDAR, respectively, divided by total revenues. EBITDA and EBITDAR are commonly used as analytical indicators within the health care industry, and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance. EBITDA and

    EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with accounting principles generally accepted in the United States and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

(3) Facility rent is defined as land and building lease expense less amortization of any deferred gain on applicable sale and leaseback transactions.

(4) Maintenance capital expenditures represent purchases of fixed assets excluding land, buildings and acquisitions of businesses.

(5) Total adjusted debt is defined as total debt plus annual facility rent times a multiple of eight.

(6) For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and amortization of capitalized debt issuance costs and an estimate of interest within rental expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The "Management's Discussion and Analysis of Financial Condition and Results of Operations" descriptions included as Exhibit 99.1 to our Current Report on Form 8-K filed on October 31, 2001 and Item 2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, are incorporated into this prospectus by reference. See "Incorporation By Reference" and "Where You Can Find More Information."

                                    BUSINESS

     Except of the discussion of legal proceedings, which is supported by the disclosure below, the "Business" description included as Exhibit 99.2 to our Current Report on Form 8-K filed on October 31, 2001 is incorporated into this prospectus by reference. See "Incorporation By Reference" and "Where You Can Find More Information."

RECENT DEVELOPMENTS

Legal Proceedings

     In July 2000, American International Specialty Lines Insurance Company, or AISL, filed a Complaint for Declaratory Judgment against us and certain of our subsidiaries in the U.S. District Court for the Southern District of Texas, Houston Division. In the Complaint, AISL sought a declaration of what insurance coverage was available to us in Cause No. 299291-401; In re: Estate of Trenia Wright, Deceased, et al. v. Res-Care, Inc., et al., which was filed in Probate Court No. 1 of Harris County, Texas (the Lawsuit). After the filing, we entered into an agreement with AISL whereby any settlement reached in the Lawsuit would not be dispositive of whether the claims in the Lawsuit were covered under the insurance policies issued by AISL. AISL thereafter settled the Lawsuit for $9 million. It is our position that the Lawsuit initiated coverage under policies of insurance in more than one policy year, thus affording adequate coverage to settle the Lawsuit within coverage and policy limits and that AISL waived any applicable exclusions for punitive damages. On November 23, 2001, a summary judgment was granted in favor of AISL, however, no final judgment to that effect has been entered. Therefore, we have proceeded to file a motion for clarification and a notice of appeal with the trial court and to the Fifth Circuit Court of Appeals, respectively. In the opinion of management, after consulting with outside trial counsel and special counsel engaged to review the decision, substantial grounds exist for a successful appeal. We have not made any provision in our consolidated financial statements for any potential liability that may result from final adjudication of this matter. We do not believe it is probable that the ultimate resolution of this matter will have a material adverse effect on our consolidated financial condition, results of operations or liquidity.

     On September 4, 2001, in a case styled Nellie Lake, Individually as an Heir-at-Law of Christina Zellner, deceased; and as Personal Representative of the Estate of Christina Zellner v. Res-Care, Inc., et al., in the U.S. District Court of the District of Kansas at Wichita, a jury awarded noneconomic damages to Ms. Lake in the amount of $100,000, the statutory maximum, as well as $5,000 for economic loss. In addition, the jury awarded the Estate of Christina Zellner $5,000 of noneconomic damages and issued an advisory opinion recommending an award of $2.5 million in punitive damages. The judge, however, was not required to award the amount of punitive damages recommended by the jury and on February 4, 2002, entered a punitive damage judgment in the amount of $1 million. In the opinion of management, based on the advice of counsel, we intend to appeal the award of punitive damages, based on numerous appealable errors at trial. We have not made any provision in our consolidated financial statements for any potential liability that may result from final adjudication of this matter. We do not believe it is probable that the ultimate resolution of this matter will have a material adverse effect on our consolidated financial condition, results of operations or liquidity.

     In September 1997, a lawsuit, styled Cause No. 98-00740, Nancy Chesser v. Normal Life of North Texas, Inc., and Normal Life, Inc. District Court of Travis County, Texas was filed against a Texas facility operated by the former owners of Normal Life, Inc. and Normal Life of North Texas, Inc., one of our subsidiaries, asserting causes of action for negligence, intentional infliction of emotional distress and retaliation regarding the discharge of residents of the facility. In May 2000, a judgment was entered in favor of the plaintiff awarding the plaintiff damages, prejudgment interest and attorneys' fees totaling $4.8 million. In October 2000, we and American International Specialty Lines Insurance Company, or AISL, entered into an agreement whereby any settlement reached in Chesser and a related lawsuit also filed in the District Court of Travis County, Texas would not be dispositive of whether the claims in those suits were covered under the policies issued by AISL. AISL thereafter settled the suits and filed a Complaint for Declaratory Judgment against Normal Life of North Texas, Inc. and Normal Life, Inc. in the U.S. District Court for the Northern District of Texas, Dallas Division. In the Complaint, AISL seeks a declaration of what insurance coverage is available to us in the lawsuits. It is our position that the lawsuits initiated coverage under the primary policies of insurance, thus affording adequate coverage to settle the lawsuits within coverage and policy limits. This declaratory judgment action is currently scheduled for trial in March 2002. We do not believe it is probable that the ultimate resolution of this matter will have a material adverse effect on our consolidated financial condition, results of operations or liquidity.

     In October 2000, we and one of our subsidiaries, Res-Care Florida, Inc., f/k/a Normal Life Florida, Inc., entered into an agreement with AISL to resolve through binding arbitration a dispute as to the amount of coverage available to settle a lawsuit that had previously been filed in Pinellas County Circuit Court, Florida and subsequently settled after we entered into the agreement. AISL contends that a portion of the settlement reached was comprised of punitive damages and, therefore, not the responsibility of AISL. It is our position that the settlement was an amount that a reasonable and prudent insurer would pay for the actual damages alleged and that AISL had opportunities to settle all claims within available coverage limits. This binding arbitration was held on January 15, 2002, and no decision has yet been reached. We do not believe it is probable that the ultimate resolution of this matter will have a material adverse effect on our consolidated financial condition, results of operations or liquidity.

                                   MANAGEMENT

NAME                                              AGE                  POSITION
----                                              ---                  --------
Ronald G. Geary.................................  54    Chairman of the Board, President and
                                                        Chief Executive Officer and Director
Jeffrey M. Cross................................  48    President, Division for Persons with
                                                        Disabilities
Paul G. Dunn....................................  35    Chief Development Officer
Ralph G. Gronefeld..............................  42    Executive Vice President -- Operations
                                                        Division for Persons with Disabilities
L. Bryan Shaul..................................  56    Executive Vice President of Finance
                                                        and Administration and Chief Financial
                                                        Officer
Vincent F. Doran................................  50    President, Division for Youth Services
Katherine W. Gilchrist..........................  49    Vice President and Chief Financial
                                                        Officer Division for Persons with
                                                        Disabilities
James R. Fornear................................  70    Director
Spiro B. Mitsos.................................  70    Director
E. Halsey Sandford..............................  68    Director
W. Bruce Lunsford...............................  53    Director
Seymour L. Bryson...............................  63    Director
Olivia F. Kirtley...............................  50    Director
Vincent D. Pettinelli...........................  57    Director
Michael J. Foster...............................  48    Director

     Ronald G. Geary, an attorney and certified public accountant, has served as one of our directors and President since 1990 and as Chief Executive Officer since 1993. He was elected Chairman of the Board in June 1998 when Mr. Fornear retired. Before he was named Chief Executive Officer, Mr. Geary was our Chief Operating Officer from 1990 to 1993. Mr. Geary is a director of Ventas, Inc., a real estate investment trust and Alterra Healthcare Corporation, a leading operator of assisted living communities.

     Jeffrey M. Cross has served as President, Division for Persons with Disabilities, since 2000, after serving as Executive Vice President of Operations, Division for Persons with Disabilities since 1994. Mr. Cross has been employed with us since 1984 except for a period between 1987 and 1989. He has served in various administrative positions in our Division for Persons with Disabilities. In 1991, he was named Vice President for Operations in Kentucky and Indiana.

     Paul G. Dunn has served as Chief Development Officer since 1997 and has responsibility for overseeing all our development activities. From 1999 to 2000, he served as Executive Vice President for Alternative Youth Services and Youthtrack. From 1992 to 1997, Mr. Dunn was employed by Laidlaw, Inc., most recently as Corporate Director, Financial Operations for its subsidiary, Laidlaw Medical Transportation, Inc., an operator of ambulance services.

     Ralph G. Gronefeld was named Executive Vice President-Operations, Division for Persons with Disabilities in March 2001 after serving as Chief Financial Officer since May 1998. He previously served as Executive Vice President of Operations for the Division for Youth Services and Vice President responsible for our Alternative Youth Services and Youthtrack subsidiaries. Mr. Gronefeld joined us in June 1995 as Director of Internal Audit. From July 1995 through March 1996, he served as interim senior administrator for our west region in our Division for Persons with Disabilities.

     L. Bryan Shaul has served as Executive Vice President of Finance and Administration and Chief Financial Officer since March 2001. Before joining us, he served at Humana, Inc., a health insurance company, as Vice President-Finance and Controller from March 2000, and as Vice President of Mergers and Acquisitions from March 1999 to March 2000. Before joining Humana, Mr. Shaul was Chief Financial Officer of Primary Health, Inc. in Boise, Idaho, a physician practice management and HMO company, from February 1997 to February 1999, Chief Financial Officer of Pacific Eyenet, Inc. in Los Angeles, California, a physician practice management company, from August 1996 to February 1997 and

Chief Financial Officer of Right CHOICE Managed Care, Inc., a health insurance company, from March 1994 to December 1995.

     Vincent F. Doran has served as President, Division for Youth Services, since August 2000 after serving as President, Job Corps Operations from 1997. Before joining us, Mr. Doran was President for Job Corps Operations for Teledyne Economic Development, a product line of the Teledyne Controls business of Teledyne Industries, Inc., a publicly traded conglomerate where he had been employed in various capacities for 25 years.

     Katherine W. Gilchrist, a certified public accountant, joined us as Vice President and Chief Financial Officer for the Division for Persons with Disabilities in March 2001. From 1998 to 2001, Ms. Gilchrist served as Vice President-Financial Operations for the East Region of American Medical Response, Inc. (a subsidiary of Laidlaw, Inc.), a national health care transportation services company. From 1996 to 1998, she was Vice President of Operations for ConnectiCare, Inc., a health maintenance organization serving the state of Connecticut. From 1994 to 1996, she was Managing Director of MHC Operations for CSC Healthcare Systems, Inc. (a subsidiary of Computer Sciences Corporation), a company that developed and implemented computer systems for health maintenance organizations and related companies.

     James R. Fornear, our founder, served as Chairman of our Board of Directors from 1984 until 1998. Mr. Fornear was our President from 1974 to 1990 and our Chief Executive Officer from 1989 to 1993.

     Spiro B. Mitsos, Ph.D., a retired psychologist, has been one of our directors since 1974. He has been our Secretary since 1984 and he served as our Treasurer from 1984 until 1998. Dr. Mitsos was employed by us to provide psychological consultation services to facilities operated by us from 1984 until he retired in 2000. Dr. Mitsos has served as an adjunct faculty member at Southern Illinois University, the University of Kentucky and the University of Evansville.

     E. Halsey Sandford has been one of our directors since 1984 and served as Senior Executive from 1997 until March 2001 when he retired. From 1992 to 1997, Mr. Sandford served as Executive Vice President responsible for development for our Division for Persons with Disabilities.

     W. Bruce Lunsford, an attorney and certified public accountant, has served as one of our directors since 1992. He is the founder, Chairman and former CEO of Ventas, Inc., a New York Stock Exchange listed real estate investment trust. He is the founder, and former Chairman and CEO of Vencor, Inc., a leading provider of long-term hospital care to chronically ill patients, serving from 1985 until January 1999. Vencor filed voluntary petitions for protection under Chapter 11 of the federal bankruptcy code in September 1999 and emerged in April 2001 after successfully completing its financial restructuring. Mr. Lunsford is also the founder and former Chairman of Atria Communities, Inc., which operates assisted living and independent living communities. Mr. Lunsford is a director of National City, Kentucky and a former director of National City Corporation, a financial services company. He is a former director of Churchill Downs, Inc., an operator of thoroughbred racing tracks.

     Seymour L. Bryson, Ph.D. has served as one of our directors since 1989. Since 1984, Dr. Bryson has held several positions with Southern Illinois University at Carbondale, including professor in the University's Rehabilitation Institute, Dean of the College of Human Resources, Special Assistant to the Chancellor, Executive Assistant to the President and Executive Assistant to the Chancellor.

     Olivia F. Kirtley, a certified public accountant, has served as one of our directors since 1998. Ms. Kirtley is Past Chair of the American Institute of Certified Public Accountants, or AICPA, and currently serves as Chair of the AICPA Board of Examiners. From 1991 to 2000, Ms. Kirtley served as Vice President and Chief Financial Officer of Vermont American Corporation, a leading manufacturer and marketer of power tool accessories. Ms. Kirtley is a director of Lancer Corporation, a worldwide manufacturer and distributor of fountain drink dispensing equipment.

     Vincent D. Pettinelli has served as one of our directors since 1999. Mr. Pettinelli is the founder of PeopleServe, Inc., a provider of services to persons with mental retardation and developmental disabilities serving as president from 1979 until 1996 and as Chairman of the Board from 1996 until its acquisition by us in 1999.

     Michael J. Foster has served as one of our directors since July 2001. Since 1989, Mr. Foster has been employed by RFE Management Corp., the investment manager for RFE Investment Partners V, L.P. and other private equity investment funds. Mr. Foster currently serves as a director of several privately held portfolio companies of RFE Investment Partners V, L.P. and the other investment funds managed by RFE Management Corp.

LOAN GUARANTEE

     As disclosed in our proxy statement on Schedule 14A, filed on July 26, 2001, and incorporated herein by reference, our subsidiary, PeopleServe, Inc., guaranteed, or in some other way agreed to be obligated for, the payment of funds borrowed by certain partnerships in which Mr. Pettinelli has an interest and that own approximately 60 properties leased to our subsidiaries or non-profit agencies with which some of our subsidiaries have management agreements. We had a letter of credit in the amount of $5.2 million in place supporting PeopleServe's obligations, which has been released. The guaranteed debt of approximately $4.7 million became due on November 1, 2001, and was paid by Mr. Pettinelli.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

     On November 15, 2001, we entered into a new $80 million revolving credit facility (including a $50 million letter of credit sublimit) with a banking syndicate led by National City Bank. The new credit facility replaces our prior credit facility, will be used for working capital purposes and will mature on September 30, 2004. As of November 30, 2001, $29.8 million of our letter of credit sublimit had been used to replace previously outstanding letters of credit. We are able to reborrow amounts repaid under the facility before maturity. We and our subsidiaries are borrowers under the credit facility. The facility is secured by a security interest in most of our assets and those of our subsidiaries, and any new subsidiary will be required to become a guarantor.

     Loans under the new credit facility will bear interest based on LIBOR or based on the administrative agent's base rate from time-to-time in effect. For the period from the closing date through June 30, 2002, LIBOR loans will bear interest at LIBOR plus 250 basis points, and base rate loans will bear interest at 150 basis points plus the administrative agent's base rate. After June 30, 2002, both LIBOR loans and base rate loans will bear interest at rates determined with reference to a pricing grid based on our leverage ratio. Standby letter of credit fees under the facility will equal the then applicable spread above LIBOR plus a letter of credit facing fee of 0.125% to National City Bank as the funding bank.

     Our new credit facility limits, among other things, our ability to incur contingent obligations, to make investments, to make additional acquisitions or merge with another entity, to sell or to create or incur liens on assets, to incur other indebtedness, to pay dividends or to repurchase shares of our stock and to repay other indebtedness before its stated maturity. In addition, the facility requires us to meet various financial tests.

CONVERTIBLE NOTES

     As of September 30, 2001, we had outstanding $109.4 million aggregate principal amount of our 6% Convertible Subordinated Notes due 2004, or 6% Notes, and $19.6 million aggregate principal amount of our 5.9% Convertible Subordinated Notes due 2005, or 5.9% Notes (together, the Convertible Notes). We had outstanding $97.4 million aggregate principal amount of our 6% Notes and $15.6 million aggregate principal amount of our 5.9% Notes following repurchases of some of our 6.0% Notes and 5.9% Notes in November 2001. The old notes and the exchange notes are senior to the Convertible Notes. Except as noted in the following paragraphs, the terms of the Convertible Notes are substantially the same.

     The 6% Notes bear interest at a rate of 6% per annum. Interest on the 6% Notes is payable semi-annually on June 1 and December 1. Principal on the 6% Notes is payable on December 1, 2004. The 6% Notes are redeemable in whole or in part at a price, expressed as a percentage of the principal amount, ranging from 103.43% during the period beginning December 5, 2000 and ending on November 30, 2001 to 100.86% for the period beginning December 1, 2003 and ending on November 30, 2004, in each case plus accrued interest. The 6% Notes are convertible at the option of the holder, unless previously redeemed, into our common stock at a conversion price of $18.81 per share, subject to adjustment in certain events.

     The 5.9% Notes bear interest at a rate of 5.9% per annum. Interest on the 5.9% Notes is payable semi-annually on March 15 and September 15. Principal on the 5.9% Notes is payable on March 1, 2005. The 5.9% Notes are redeemable in whole or in part at a price, expressed as a percentage of the principal amount, ranging from 103.37% during the period beginning March 15, 2001 and ending on February 14, 2002 to 100.85% for the period beginning March 15, 2004 and ending on February 14, 2005, in each case plus accrued interest. The 5.9% Notes are convertible at the option of the holder, unless previously redeemed, into our common stock at a conversion price of $25.84 per share, subject to adjustment in certain events.

     Upon the occurrence of a Repurchase Event (as defined below), each holder of Convertible Notes has the right, at the holder's option, to require us to repurchase all or any part of the holder's Convertible Notes at 100% of the principal amount, in each case plus accrued interest. Our ability to repurchase our

Convertible Notes following a Repurchase Event depends on our having sufficient funds and may be limited by the terms of our other indebtedness or the subordination provisions of the indenture relating to the 6% Notes and the statement of terms relating to the 5.9% Notes.

     As defined in the indenture relating to the 6% Notes and the statement of terms relating to the 5.9% Notes, "Repurchase Event" means the occurrence of any of the following:

     - We sell all or substantially all of our assets;

     - We merge into or consolidate with another corporation and

     - either we are not the surviving corporation in the transaction (other than a transaction with a wholly owned subsidiary in which all of our common stock is changed into or exchanged for the same consideration) or our common stock would be converted into cash, securities or other property; and

     - holders of our common stock immediately before the transaction do not have a majority of the total voting power of the surviving corporation in substantially the same proportion in which they held our common stock before the transaction;

     - Any person or group beneficially owns 50% of the total voting power of all classes of our capital stock;

     - If, in any two-year period, individuals who constituted the board of directors at the beginning of the period (together with any new directors whose election or nomination for election was approved by two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;

     - We are liquidated or dissolved or adopt a plan of liquidation or dissolution; or

     - Our common stock is no longer listed for trading on a U.S. national securities exchange or on an established automated over-the-counter trading market in the United States.

OTHER LONG-TERM DEBT

     At September 30, 2001, our obligations under capital leases totaled $8.8 million and the outstanding principal amount of other indebtedness totaled $4.2 million.

                              DESCRIPTION OF NOTES

     As used below in this "Description of Notes" section, the "Issuer" means Res-Care, Inc., a Kentucky corporation, and its successors, but not any of its Subsidiaries. The Issuer issued the old notes and will issue the exchange notes described in this prospectus (the "Notes") under an Indenture, dated as of November 15, 2001 (the "Indenture"), among the Issuer, the Guarantors and National City Bank, as Trustee. On February 12, 2002, Wells Fargo Bank Minnesota, National Association, succeeded National City Bank as Trustee under the Indenture. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     ResCare has previously filed a copy of the Indenture with the Commission, and the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Copies of the Indenture and the registration rights agreement are available as set forth above under "Where You Can Find More Information." You can find definitions of certain terms used in this description under the heading "Certain Definitions." Certain defined terms used in this description but not defined below under "Certain Definitions" have the meanings assigned to them in the Indenture. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

     The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Trust Indenture Act.

THE EXCHANGE NOTES

     The exchange notes:

     - are senior unsecured obligations of ResCare;

     - are pari passu in right of payment with any existing and future senior unsecured indebtedness of ResCare;

     - are unconditionally guaranteed by the Guarantors; and

     - have terms that are substantially identical to the old note, except that the exchange notes will be registered under the Securities Act, and therefore, generally will not be subject to transfer restrictions or registration rights, and the provisions of the registration rights agreement relating to liquidated damages on the outstanding old notes under certain circumstances will be eliminated.

PRINCIPAL, MATURITY AND INTEREST

     The Notes will mature on November 15, 2008. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on May 15 and November 15 of each year, commencing on May 15, 2002, to Holders of record at the close of business on May 1 or November 1 as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

     An aggregate principal amount of $150.0 million was issued in the private offering. The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this offering (the "Additional Notes"), subject to compliance with the "Limitations on Additional Indebtedness" covenant described below. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters as one class with the Notes, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase. For purposes of this "Description of Notes," except for the "Limitations on Additional Indebtedness" covenant, references to the Notes include Additional Notes, if any.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to the Issuer and the Trustee at least ten Business Days before the applicable payment date, the Issuer will make all payments on such Holder's Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent (the "Paying Agent") and Registrar (the "Registrar") for the Notes unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

RANKING

     The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

     The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor (including Indebtedness under the Credit Facility) to the extent of the value of the assets securing such Indebtedness.

     The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Unrestricted Subsidiaries and our other Subsidiaries that do not guarantee the Notes. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer's Indebtedness, including the Notes.

NOTE GUARANTEES

     The Issuer's obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by each Restricted Subsidiary (other than any Foreign Subsidiaries) of the Issuer.

     All of the Issuer's Domestic Subsidiaries will guarantee the Notes. Foreign Subsidiaries and Unrestricted Subsidiaries will not be Guarantors. Currently, ResCare Premier Canada, Inc., an Ontario corporation, is our only Foreign Subsidiary and we have no Unrestricted Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

     Under the circumstances described below under the "Designation of Unrestricted Subsidiaries" covenant, the Issuer will be permitted to designate some of its Subsidiaries as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be:

     - an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

     - a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

     - the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

     The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Credit Facility permitted under clause (1) of the "Limitations on Additional Indebtedness" covenant) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note

Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Guarantor will be released and relieved of any obligations under its Note Guarantee; provided, however,that the Net Available Proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of the Indenture, to the extent required thereby, including the "Limitations on Asset Sales" covenant. In addition, the Indenture will provide that any Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such Designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes may not be redeemed before November 15, 2005. At any time on or after November 15, 2005, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning November 15 of the years indicated:

                                                               OPTIONAL REDEMPTION
YEAR                                                                  PRICE
----                                                           -------------------
2005........................................................         105.313%
2006........................................................         102.656%
2007 and thereafter.........................................         100.000%

     At any time before November 15, 2004, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

     The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

SELECTION AND NOTICE OF REDEMPTION

     If less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under "-- Optional Redemption," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

     Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new
Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

CHANGE OF CONTROL

     Upon the occurrence of any Change of Control as defined herein, each Holder will have the right to require that the Issuer purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

     Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

          (1) describing the transaction or transactions that constitute the Change of Control;

          (2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

          (3) describing the procedures that Holders must follow to accept the Change of Control Offer.

     The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

     The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, the Issuer cannot assure you that in the event of a Change of Control it will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the Change of Control Offer.

     The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Issuer's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

     A "Change of Control" includes certain sales of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole. The phrase "all or substantially all" as used in the Indenture (including as set forth under the "Limitations on Mergers, Consolidations, Etc." covenant) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

     None of the provisions relating to a purchase upon a Change of Control is waivable by the Board of Directors of the Issuer. However, the Issuer could enter into certain transactions that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings.

     Failure by the Issuer to purchase the Notes when required upon a Change of Control will result in an Event of Default with respect to the Notes. As a result, these provisions could have the effect of deterring hostile or friendly acquisitions of the Issuer when the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of Notes that may be tendered to the Issuer upon the occurrence of a Change of Control.

     The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue of this compliance.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

  LIMITATIONS ON ADDITIONAL INDEBTEDNESS

     The Issuer will not, and the Issuer will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.25 to 1.00 if such date is on or before December 31, 2002 or 2.5 to 1 if such date is after December 31, 2002, determined on a pro forma basis as if the incurrence of such additional Indebtedness and the application of the net proceeds therefrom had occurred at the beginning of the four-quarter period used to calculate the Issuer's Consolidated Fixed Charge Coverage Ratio (the "Coverage Ratio Exception").

     Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the "Permitted Indebtedness"):

          (1) Indebtedness of the Issuer and any Guarantor under the Credit Facility in an aggregate amount at any time outstanding (whether incurred under the Coverage Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $80.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence (provided that in no case shall the Indebtedness permitted pursuant to this clause (1) exceed $100.0 million at any one time outstanding);

          (2) the Notes and the Note Guarantees issued on the Issue Date;

          (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the use of proceeds of the Notes);

          (4) Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations; provided, however, that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (5) Indebtedness of the Issuer owed to a Guarantor and Indebtedness of any Guarantor owed to the Issuer or any other Guarantor; provided, however, that (a) any Indebtedness of the Issuer owed to a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Issuer's obligation, under the Indenture and the Notes and (b) upon any such Guarantor ceasing to be a Guarantor or such Indebtedness being owed to any Person other than the Issuer or a Guarantor, the Issuer or such Guarantor, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

          (6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (7) Purchase Money Indebtedness incurred by the Issuer or any Guarantor, in an aggregate amount not to exceed at any time outstanding $8.0 million;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clauses (2), (3), (7) and (12) in this covenant;

          (11) Indebtedness of Unrestricted Subsidiaries; and

          (12) Indebtedness of the Issuer or any Guarantor in an aggregate amount in addition to items (1) through (11) above not to exceed $10.0 million at any time outstanding.

     For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facility shall be deemed to first have been incurred under clause (1) above. In addition, with respect to any Indebtedness issued at a discount from principal amount, the amount of such Indebtedness incurred upon issuance will be deemed to be the accreted value thereof determined in accordance with GAAP.

  LIMITATIONS ON LAYERING INDEBTEDNESS

     The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) contractually made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is contractually subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

  LIMITATIONS ON RESTRICTED PAYMENTS

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

          (1) a Default under the Indenture shall have occurred and be continuing or shall occur as a consequence thereof;

          (2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

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

          (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4) or (6) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

             (a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately before the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

             (b) 100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than to the extent any such proceeds are used to redeem Notes in accordance with the second paragraph under "-- Optional Redemption," plus

             (c) the aggregate amount by which Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Restricted Subsidiary is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) after the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

             (d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

             (e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer's Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced.

     The foregoing provisions will not prohibit:

          (1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

          (2) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

          (3) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Issuer or any Guarantor (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the "Limitations on Additional Indebtedness" covenant and the other terms of the Indenture;

          (4) the redemption of any Disqualified Equity Interests of any Person in exchange for, or out of the net proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Issuer) of, Disqualified Equity Interests of such Person; provided, however, that any Disqualified Equity Interests so issued have a stated liquidation, redemption or similar value no greater than the

     Disqualified Equity Interests being redeemed and matures, is mandatorily redeemable and/or is redeemable at the sole option of the holder thereof on a date later than the date of the Disqualified Equity Interests being redeemed;

          (5) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year;

          (6) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof;

          (7) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption or repurchase, the redemption or repurchase of the Issuer's Convertible Notes for cash in an amount less than the principal and accrued and unpaid interest on such redeemed or repurchased Convertible Notes;

provided, however, that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

  LIMITATIONS ON DIVIDEND AND OTHER RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Equity Interests;

          (2) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

          (3) transfer any of its assets to the Issuer or any other Restricted Subsidiary; except for:

             (a) encumbrances or restrictions existing under or by reason of applicable law;

             (b) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

             (c) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

             (d) encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Facility) as in effect on that date;

             (e) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

             (f) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

             (g) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

             (h) encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to the agreements creating or evidencing the Indebtedness being refinanced;

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

             (i) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

             (j) Purchase Money Indebtedness incurred in compliance with the "Limitations on Additional Indebtedness" covenant that impose restrictions of the nature described in clause (3) above on the assets acquired; and

             (k) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided, however, that such amendments or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those before such amendment or refinancing.

  LIMITATIONS ON TRANSACTIONS WITH AFFILIATES

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

          (2) the Issuer delivers to the Trustee:

             (a) with respect to any Affiliate Transaction involving aggregate value in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

             (b) with respect to any Affiliate Transaction involving aggregate value of $5.0 million or more, the certificates described in the preceding clause (a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

     The foregoing restrictions shall not apply to:

          (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, however, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

          (2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements;

          (3) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

          (4) any agreement as in effect as of the Issue Date and any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

          (5) Restricted Payments of the type described in clause (1), (2) or
     (4) of the definition of "Restricted Payment" and which are made in accordance with the "Limitations on Restricted Payments" covenant.

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

  LIMITATIONS ON LIENS

     The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

          (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or before such obligation with a Lien on the same collateral; and

          (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is before the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

  LIMITATIONS ON ASSET SALES

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

          (2) at least 80% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash, Cash Equivalents or Replacement Assets.

     For purposes of clause (2), the following shall be deemed to be cash:

             (a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and

             (b) the amount of any obligations received from such transferee that are within 30 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received).

     If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

     If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than one year following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

          (1) permanently repay any Indebtedness under the Credit Facility and permanently reduce the commitments thereunder; and/or

          (2) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Issuer or any Restricted Subsidiary in a Permitted Business.

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

     The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer or a Guarantor, the provisions of which require the Issuer or a Guarantor to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

          (1) The Issuer will (a) make an offer to purchase (a "Net Proceeds Offer") to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;

          (2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

          (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

          (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

     To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

     In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under the "Limitations on Mergers, Consolidations, Etc." covenant the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

     The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" covenant by virtue of this compliance.

  LIMITATIONS ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES

     The Issuer may designate any Subsidiary of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of the "Limitations on Restricted Payments'covenant, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.

     No Subsidiary shall be designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1) has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary;

          (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the "Limitations on Restricted Payments" covenant.

     No holder of any Indebtedness of any Unrestricted Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable before its stated maturity as a result of a default on any Indebtedness of the Issuer or any Restricted Subsidiary, except to the extent such Indebtedness is a guarantee by such Unrestricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the "Limitations on Additional Indebtedness" covenant or the Lien is not permitted under the "Limitations on Liens" covenant, the Issuer shall be in default of the applicable covenant.

     The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

          (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

     Unrestricted Subsidiaries are generally not restricted by the covenants of the Indenture. The Indenture generally places no restriction on an Unrestricted Subsidiary's ability to, among other things, incur Indebtedness, make Restricted Payments (including Investments), or merge, consolidate or sell all or any portion of its assets.

     All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

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  LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, however, that the Issuer or any Restricted Subsidiary may enter into a Sale or Leaseback Transaction if:

          (1) the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the "Limitations on Additional Indebtedness" covenant and (b) incurred a Lien to secure such Indebtedness pursuant to the "Limitations on Liens" covenant;

          (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under the "Limitations on Asset Sales" covenant.

  LIMITATIONS ON MERGERS, CONSOLIDATIONS, ETC.

     The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

          (1) either:

             (a) the Issuer will be the surviving or continuing Person; or

             (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

          (2) immediately before and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

          (3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately before such transaction and (b) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

     For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately before the transaction shall be deemed to have been incurred in connection with such transaction.

     Except as provided under "Note Guarantees" above, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

          (1) either:

             (a) such Guarantor, another Guarantor or the Issuer will be the surviving or continuing Person; or

             (b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

          (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

     Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

     Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or a Guarantor.

  ADDITIONAL NOTE GUARANTEES

     If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary) or (b) any Unrestricted Subsidiary is Redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

          (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

          (2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

     The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facility permitted by the "Limitations on Additional Indebtedness" covenant) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or

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state law. Each Guarantor that makes a payment for distribution under its Note
Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See "-- Certain Covenants -- Limitations on Asset Sales." In addition, the Indenture provides that any Guarantor that is Designated as an Unrestricted Subsidiary or that otherwise ceases to be a Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such Designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

  CONDUCT OF BUSINESS

     The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

  REPORTS

     Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations (including any grace periods or extensions permitted by the SEC):

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

     In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     Each of the following is an "Event of Default":

          (1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

          (2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

          (3) failure by the Issuer to comply with any of its agreements or covenants under the "Limitations on Mergers, Consolidations, Etc." or "Limitations on Asset Sales" covenants or in respect of its obligations to make a Change of Control Offer as described above under "-- Change of Control;"

          (4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the

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     Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (5) default under any mortgage, Indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

             (a) is caused by a failure by the Issuer or a Restricted Subsidiary to pay when due principal on such Indebtedness within the applicable express grace period,

             (b) results in the acceleration of such Indebtedness before its express final maturity or

             (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a),
     (b) or (c) has occurred and is continuing, aggregates $15.0 million or more;

          (6) one or more judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (7) the Issuer or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (a) commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

             (d) makes a general assignment for the benefit of its creditors;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against the Issuer or any Restricted Subsidiary as debtor in an involuntary case,

             (b) appoints a Custodian of the Issuer or any Restricted Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Restricted Subsidiary, or

             (c) orders the liquidation of the Issuer or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

          (9) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

     If an Event of Default (other than an Event of Default specified in clause
(7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of

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accelerated principal and interest, have been cured or waived as provided in the
Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

     The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with the "Limitations on Mergers, Consolidations, Etc." covenant, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

     No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

          (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

          (2) has been offered indemnity satisfactory to it in its reasonable judgment; and

          (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

     However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "Events of Default" section).

     The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to:

          (1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

          (2) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

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

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,

          (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

             (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

           in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

          (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

          (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

          (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been satisfied.

     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer's obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

          (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in

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     trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under "-- Optional Redemption," and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

             (b) the Issuer has paid all sums payable by it under the Indenture,

             (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

             (d) the Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust.

     In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been satisfied.

TRANSFER AND EXCHANGE

     A Holder will be able to register the transfer or exchange of Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

     The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided, however, that, without the consent of each Holder, no amendment may:

          (a) change the maturity of any Note;

          (b) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

          (c) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

          (d) make any Note payable in money or currency other than that stated in the Notes;

          (e) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

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(f) amend, modify or change any provision of the Indenture or the related definitions in a manner that adversely affects the Holders;

          (g) reduce the amount of Notes whose Holders must consent to an amendment or waiver to the Indenture or the Notes;

          (h) impair the rights of Holders to receive payments of principal of or interest on the Notes;

          (i) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

          (j) make any change in these amendment and waiver provisions.

     Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Issuer will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

CONCERNING THE TRUSTEE

     Wells Fargo Bank Minnesota, National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent Person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

     The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

     "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such

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Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

     "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of the "Limitations on Transactions with Affiliates" covenant, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or
(3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

     "Asset" means any asset or property.

     "Asset Acquisition" means

          (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

          (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

          (1) transfers of cash or Cash Equivalents;

          (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the "Limitations on Mergers, Consolidations, Etc." covenant;

          (3) Permitted Investments and Restricted Payments permitted under the "Limitations on Restricted Payments" covenant;

          (4) the creation or realization of any Permitted Lien; and

          (5) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $1.0 million.

     "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

     "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person.
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     "Borrowing Base" means, as of any date, an amount equal to 70% of the face amount of "Eligible Accounts Receivable" (as defined in the Credit Facility Agreement) of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due, calculated on a consolidated basis and in accordance with GAAP.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

     "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person during such period.

     "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" of any Person means (1) any and all shares or other Equity Interests (including common stock, Preferred Stock and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

     "Cash Equivalents" means:

          (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

          (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

          (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

          (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

          (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
     (1) through (4) above.

     "Change of Control" means the occurrence of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of the Issuer;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either

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     directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

          (3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole are sold or otherwise transferred to any Person or

             (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Issuer immediately before such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

          (4) the Issuer shall adopt a Plan of Liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

     "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow Available for Fixed Charges" for any period means, without duplication, the sum of the amounts for such period of

          (1) Consolidated Net Income, plus

          (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders:

             (a) Consolidated Income Tax Expense,

             (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

             (c) Consolidated Depreciation Expense,

             (d) Consolidated Interest Expense, and

             (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

          (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

     "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or before the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other

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     Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time after the last day of the Four-Quarter Period and on or before the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

          (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time after the last day of the Four-Quarter Period and on or before the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

     If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

          (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

     "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Indebtedness" means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

     "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

          (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

          (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

          (3) the net costs associated with Hedging Obligations,

          (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

          (5) the interest portion of any deferred payment obligations,

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          (6) all other non-cash interest expense,

          (7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

          (8) all interest payable with respect to discontinued operations, and

          (9) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

     "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

          (2) except to the extent includible in the Consolidated Net Income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued before the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

          (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

          (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor before such merger, consolidation or transfer of assets;

          (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary; and

          (6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

     In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph of the "Limitations on Restricted Payments" covenant or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication)

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          (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries; and

          (2) all marks to market (other than marks to market resulting from foreign currency translations and marks to market of tangible assets of a going concern business made within twelve months after the acquisition of such business) after the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

     "Convertible Notes" means the Issuer's 6% Convertible Subordinated Notes due 2004 and 5.9% Convertible Subordinated Notes due 2005.

     "Coverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the "Limitations on Additional Indebtedness" covenant.

     "Credit Facility" means the up to $80.0 million senior credit facility to be entered into by the Issuer, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

     "Credit Facility Agreement" means the Credit and Security Agreement to be entered into by the Issuer, the Guarantors, National City Bank of Kentucky and the banks identified therein, with respect to the Credit Facility.

     "Custodian" means any receiver, Trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

     "Designation" has the meaning given to this term in the "Limitations on Designation of Unrestricted Subsidiaries" covenant.

     "Designation Amount" has the meaning given to this term in "Limitations on Designation of Unrestricted Subsidiaries" covenant.

     "Disqualified Equity Interests" of any Person means any Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or before the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring before the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "Change of Control" above and such Equity Interests specifically provide that the Issuer

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

will not redeem any such Equity Interests pursuant to such provisions before the Issuer's purchase of the Notes as required pursuant to the provisions described under "Change of Control" above.

     "Domestic Subsidiary" means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

     "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.

     "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "Guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "Guarantee," when used as a verb, and "guaranteed" have correlative meanings.

     "Guarantors" means each Domestic Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

     "Holder" means any registered holder, from time to time, of the Notes.

     "Incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

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     "Indebtedness" of any Person at any date means, without duplication:

          (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

          (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

          (6) all Capitalized Lease Obligations of such Person;

          (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or a Restricted Subsidiary that is guaranteed by the Issuer or another Restricted Subsidiary shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

          (9) all Attributable Indebtedness;

          (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

          (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

          (12) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its wholly-owned Subsidiaries or, if such Person is the Issuer, one of its Wholly-Owned Restricted Subsidiaries).

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

     The Indenture will not restrict any Unrestricted Subsidiary from incurring Indebtedness nor will Indebtedness of any Unrestricted Subsidiaries be included in the Consolidated Fixed Charge Coverage Ratio, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary.

     "Independent Director" means a director of the Issuer who

          (1) is independent with respect to the transaction at issue;

          (2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

          (3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months before the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates in excess of $60,000, other than customary directors' fees for
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     serving on the Board of Directors of the Issuer or any Affiliate and
     reimbursement of out-of-pocket expenses for attendance at the Issuer's or Affiliate's board and board committee meetings.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates; provided, however, that the prior rendering of service to the Issuer or an Affiliate of the Issuer shall not, by itself, disqualify the advisor.

     "Initial Purchasers" means UBS Warburg LLC, Lehman Brothers Inc., Banc One Capital Markets, Inc., U.S. Bancorp Piper Jaffray Inc., Jefferies & Company, Inc. and First Analysis Securities Corporation.

     "Interest" means, with respect to the Notes, interest and Liquidated Damages, if any, on the Notes.

     "Investments" of any Person means:

          (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

          (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

          (3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

          (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

     Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under the "Limitations on Designation of Unrestricted Subsidiaries" covenant. If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Issuer. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

     "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

     "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

          (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

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          (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

          (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

          (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however,that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

     "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

     "Permitted Business" means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this offering memorandum and businesses that are reasonably related thereto or reasonable extensions thereof within the health care and youth services industries.

     "Permitted Investments" means:

          (1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

          (2) Investments in the Issuer by any Restricted Subsidiary;

          (3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding;

          (4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the "Limitations on Additional Indebtedness'covenant;

          (5) Cash Equivalents;

          (6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitations on Asset Sales" covenant;

          (9) lease, utility and other similar deposits in the ordinary course of business;

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          (10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

          (11) Investments in existence on the Issue Date; and

          (12) other Investments in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

     The amount of Investments outstanding at any time pursuant to clause (12) above shall be deemed to be reduced:

             (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (12) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

             (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (12) above.

     "Permitted Liens" means the following types of Liens:

          (1) (a) statutory liens of landlords and liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and

             (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (2) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

          (6) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (7) leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

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          (8) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (9) Liens securing all of the Notes and Liens securing any Note Guarantee;

          (10) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and Liens securing Refinancing Indebtedness, provided that such Liens do not extend to or cover any assets or property other than the collateral securing the Indebtedness to be refinanced, or Liens securing Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (2) of the definition of "Permitted Indebtedness;"

          (11) Liens in favor of the Issuer or a Guarantor;

          (12) Liens securing Indebtedness of up to $100.0 million incurred pursuant to clause (1) of the "Limitations on Additional Indebtedness" covenant;

          (13) Liens securing Permitted Unrestricted Subsidiary Indebtedness permitted to be incurred under the Indenture;

          (14) Liens securing Purchase Money Indebtedness permitted to be incurred under the Indenture; provided, however, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness;

          (15) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the holders of such Liens than those securing such Acquired Indebtedness before the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

          (16) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

          (17) Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

          (18) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

          (19) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

          (20) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

          (21) any option, contract or other agreement to sell an asset; provided, however, such sale is not otherwise prohibited under the Indenture; and

          (22) Liens, other than those described in (1) through (21) above, incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $10.0 million at any one time outstanding.

     "Permitted Unrestricted Subsidiary Debt" means Indebtedness of an Unrestricted Subsidiary:

          (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time

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

     or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable before its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

     "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

     "Principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

     "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

     "Qualified Equity Interests" means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

     "Qualified Equity Offering" means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Person who is not, before such issuance and sale, an Affiliate of the Issuer.

     "Redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

     "Redesignation" has the meaning given to such term in the "Limitations on Designation of Unrestricted Subsidiaries" covenant.

     "Refinance" means to refinance, repay, prepay, replace, renew or refund.

     "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a
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

commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided, however,that:

          (1) other than with respect to the Convertible Notes, if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

          (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

          (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or before the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or before the maturity date of the Notes; and

          (4) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 15, 2001, among the Issuer, the Guarantors and the Initial Purchasers.

     "Replacement Assets" means any properties or assets used or useful in a Permitted Business.

     "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

          (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

          (3) any Investment other than a Permitted Investment; or

          (4) any redemption before the scheduled maturity or before any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

     "Restricted Payments Basket" has the meaning given to such term in the first paragraph of the "Limitations on Restricted Payments" covenant.

     "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Secretary's Certificate" means a certificate signed by the Secretary of the Issuer.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

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     "Subordinated Indebtedness" means Indebtedness of the Issuer or any
Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the "Limitations on Designation of Unrestricted Subsidiaries" covenant and (2) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM

     The Notes will be represented by one or more global notes in definitive form ("Global Notes"). The Global Notes will be deposited on the Issue Date with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

     DTC has advised the Issuer as follows:

     DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Societe Anonyme, Luxembourg (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations.
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Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

     The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the Persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Subject to certain conditions, any Person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). Such Notes would be issued in fully registered form and would be subject to the legal requirements described in this prospectus. In addition, if (1) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

     Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.
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                              REGISTRATION RIGHTS

     This section is a summary and it does not describe every aspect of the Registration Rights Agreement. We urge you to read the entire Registration Rights Agreement because it, and not this description, defines your rights as Holders of the Notes.

     ResCare, the Guarantors and the Initial Purchasers entered into the registration rights agreement in connection with the private offering of the old notes. Pursuant to the registration rights agreement, ResCare and the Guarantors agreed to file with the SEC the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Pursuant to the registration rights agreement, ResCare and the Guarantors are offering to holders of transfer restricted securities who are able to make certain representations the opportunity to exchange their transfer restricted securities for exchange notes.

     If any changes in applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or if for any reason the exchange offer is not completed within 180 days following the Issue Date, or if any Holder of the Notes, other than the initial purchaser, is not eligible to participate in the exchange offer, or upon the request of the initial purchaser under the specified circumstances, we will, at our cost:

     - as promptly as practicable, file a shelf registration statement covering resales of the Notes or Exchange Notes, as applicable;

     - use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 90 days after the shelf registration is filed with the SEC; and

     - use our reasonable best efforts to keep the shelf registration effective until two years after the Issue Date or such shorter period ending when all of the registrable Notes covered by the registration statement have been sold as contemplated by the registration statement.

     If we file a shelf registration statement, we will provide to each Holder of the Notes copies of the prospectus that is a part of the shelf registration statement, notify each Holder when the shelf registration statement for the Notes has become effective and take other actions as are required to permit unrestricted resales of the Notes. A Holder of Notes that sells the Notes pursuant to the shelf registration statement generally will be:

     - required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

     - subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

     - bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

     In addition, each Holder of the Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide any comments on the shelf registration statement within the time periods described in the registration rights agreement in order to have their Notes included in the shelf registration statement and to benefit from the provisions regarding Liquidated Damages described in the following paragraph.

     If any of the following occurs:

          (1) the exchange offer registration statement is not filed with the SEC on or before the 90th calendar day following the Issue Date or, if that day is not a business day, then the next day that is a business day;

          (2) the exchange offer registration statement is not declared effective on or before the 150th calendar day following the Issue Date or, if that day is not a business day, then the next day that is a business day;

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

          (3) the exchange offer is not completed or the shelf registration statement is not declared effective, in either case, on or before the 180th calendar day following the Issue Date or, if that day is not a business day, then the next day that is a business day; or

          (4) the shelf registration statement is required to be filed but is not declared effective within the time period required by the registration rights agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) (each event referred to in clauses 1 through 4 above, a "registration default");

the interest rate borne by the Notes will be increased by 0.25% per annum over the stated rate for the Notes upon the occurrence of a registration default. This rate will continue to increase by 0.25% for each 90-day period that the Liquidated Damages (as defined below) continue to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.00%) per year.

     We refer to this increase in the interest rate on the Notes as "Liquidated Damages." Such interest is payable in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes in cash on each interest payment date to the Holders of record for such interest payment date. After the cure of registration defaults, the accrual of Liquidated Damage will stop and the interest rate will revert to the original rate.

     Under certain circumstances, we may delay the filing or the effectiveness of the exchange offer or the shelf registration and will not be required to maintain its effectiveness or amend or supplement it for a period of up to 60 days during any 12-month period. Any delay period will not alter our obligation to pay Liquidated Damages with respect to a registration default.

     All notices relating to the exchange offer will be published in accordance with the provisions in the Indenture for notices to Holders. Notices shall be given to declare the start of the exchange period and details of the conditions of exchange and to announce the result of the exchange offer.

     As described elsewhere in this prospectus, holders of old notes are required to make certain representations to us in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with any shelf registration statement within the time period set forth in the registration rights agreement in order to have their old notes included in any shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify us and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of old notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal United States federal income tax consequences of the exchange, as well as the ownership and disposition of the notes to purchasers and beneficial owners of notes who are United States Holders (as defined below) and the principal United States federal income and estate tax consequences of the exchange, as well as the ownership and disposition of the notes to purchasers and beneficial owners of notes who are Foreign Holders (as defined below). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to purchasers of notes who hold the notes as capital assets, within the meaning of section 1221 of the Code. This discussion does not address the tax consequences to Foreign Holders that are subject to United States federal income tax on a net basis on income realized with respect to a note because such income is effectively connected with the conduct of a U.S. trade or business. Such Foreign Holders are generally taxed in a similar manner to United States Holders, but certain special rules apply. This discussion does not address the tax consequences to persons who hold the notes through a partnership or similar pass-through entity. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular purchasers of notes in light of their personal circumstances or to certain types of purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, former citizens and long-term residents of the United States or persons who have hedged the risk of owning a note) or the effect of any applicable state, local or foreign tax laws.

     You are urged to consult your own tax advisors as to the particular tax consequences to you of the purchase, ownership and disposition of the notes, including the applicability of any federal tax laws or any state, local or foreign tax laws, and any changes (or proposed changes) in applicable tax laws or interpretations thereof.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

     The exchange of old notes for the exchange notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes because the exchange notes do not differ materially in kind or extent from the old notes.
Accordingly:

     - holders will not recognize taxable gain or loss upon the receipt of the exchange notes in exchange for old notes in the exchange offer;

     - the holding period for an exchange note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor; and

     - the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

     As used herein, the term "United States Holder" means a holder of a note that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation or other entity (other than a pass-through entity, e.g., partnership, limited liability company, S-corporation, estate or trust) created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of source or (d) a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) the trust has elected to be treated as a United States Holder pursuant to applicable Treasury regulations.

  PAYMENT OF INTEREST

     A United States Holder will be required to include in gross income interest on a note at the time that such interest accrues or is received, in accordance with the United States Holder's regular method of accounting for United States federal income tax purposes.

  MARKET DISCOUNT

     Under the market discount rules, if a United States Holder of a note (other than a Holder who purchased the note upon original issuance) purchases the note at a market discount (i.e., at a price below its stated principal amount) in excess of a statutorily-defined de minimis amount and thereafter recognizes gain upon a disposition or retirement of the note, then the lesser of the gain recognized or the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis) generally will be treated as ordinary income at the time of the disposition. Moreover, any market discount in a note may be taxable to a United States Holder to the extent of appreciation in the value of the note at the time of certain otherwise nontaxable transactions (e.g., gifts). Absent an election to include market discount in income as it accrues, a United States Holder of a market discount note may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such note until the United States Holder disposes of the note in a taxable transaction.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS").

  AMORTIZABLE BOND PREMIUM

     A United States Holder that purchases a note for an amount in excess of the principal amount will be considered to have purchased the note at a "premium," equal to such excess, and may elect to amortize the premium over the remaining term of the note on a constant yield method. However, if the note is purchased at a time when the note may be optionally redeemed by the issuer for an amount that is in excess of its principal amount, special rules may apply that could result in a deferral of the amortization of bond premium until later in the term of the note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the note. A United States Holder that elects to amortize bond premium must reduce its tax basis in the note by the premium amortized. Bond premium on a note held by a United States Holder that does not make such election will decrease the gain or increase the loss otherwise recognized on disposition of the note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest not previously included in income, which amount will be taxable as ordinary income) and such United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will equal the cost of the note to such United States Holder, decreased by the amount of any payments (other than interest) received by such United States Holder.

     Gain or loss recognized on the disposition of a note generally will be capital gain or loss (subject to the market discount rules discussed above) and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the note is more than one year. The deduction of capital losses is subject to certain limitations. United States Holders of notes should consult tax advisors regarding the treatment of capital gains and losses.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION TO OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO EXCHANGE OLD NOTES ONLY FOR THE EXCHANGE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

Where You Can Find More Information....    i
Incorporation by Reference.............    i
Prospectus Summary.....................    1
Risk Factors...........................   16
Use of Proceeds........................   28
Capitalization.........................   28
Unaudited Pro Forma Condensed
  Consolidated Financial Data..........   29
Selected Historical Consolidated
  Financial Data.......................   32
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   35
Business...............................   35
Management.............................   35
Description of Certain Indebtedness....   38
Description of Notes...................   40
Registration Rights....................   76
United States Federal Income Tax
  Considerations.......................   78
Plan of Distribution...................   82
Legal Matters..........................   82
Independent Accountants................   82

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $150,000,000

                                [RES-CARE LOGO]
                         10 5/8% SENIOR NOTES DUE 2008
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                                 , 2002

------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 271B.8-510 of the Kentucky Business Corporation Act (the "KBCA") permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under
Section 271B.8-510 of the KBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the KBCA provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Indemnification against reasonable expenses incurred in connection with a proceeding is, unless otherwise limited by the corporation's articles of incorporation, mandatory when a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

     The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the KBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

     Article X of the Registrant's Amended and Restated Articles of Incorporation, as amended, and Article X of the Registrant's Amended and Restated Bylaws provide indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

ITEM 21.  EXHIBITS.

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    1.        Purchase Agreement, dated November 9, 2001, by and among
              Res-Care, Inc., the Guarantors named therein, UBS Warburg
              LLC, Lehman Brothers Inc., Banc One Capital Markets, Inc.,
              U.S. Bancorp Piper Jeffray Inc., Jefferies & Company, Inc.
              and First Analysis Securities Corporation.*
    3.1       Amended and Restated Articles of Incorporation to the
              Registrant. Exhibit No. 3.1 of the Registrant's Registration
              Statement on Form S-1 (File No. 33-48749) is hereby
              incorporated by reference.
    3.2       Amendment to Amended and Restated Articles of Incorporation
              of the Registrant. Exhibit No. 3.1 to the Registrant's
              Registration Statement on Form S-3 (Reg. No. 333-32573) is
              hereby incorporated by reference.
    3.3       Amended and Restated Bylaws of the Registrant. Exhibit 4.5
              to the Registrant's Registration Statement on Form S-8 (Reg.
              No. 333-50726) is hereby incorporated by reference.
    4.1       Amended and Restated Articles of Incorporation of the
              Registrant. Exhibit No. 3.1 to the Registrant's Registration
              Statement on Form S-1 (File No. 33-48749) is hereby
              incorporated by reference.

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    4.2       Amendment to Amended and Restated Articles of Incorporation
              of the Registrant. Exhibit No. 3.1 to the Registrant's
              Registration Statement on Form S-3 (Reg. No. 333-32573) is
              hereby incorporated by reference.
    4.3       Amended and Restated Bylaws of the Registrant. Exhibit 4.5
              to the Registrant's Registration Statement on Form S-8 (Reg.
              No. 333-50726) is incorporated by reference.
    4.4       Indenture dated November 15, 2001, by and among Res-Care,
              Inc., the Guarantors named therein and National City Bank, as trustee, relating to the Registrant's $150,000,000
              10 5/8% Senior Notes due 2008. Exhibit 99.3 to the
              Registrant's Current Report on Form 8-K dated November 20,
              2001, is hereby incorporated by reference.
    4.5       Registration Rights Agreement dated November 15, 2001, by
              and among Res-Care, Inc., the Guarantors named therein and the initial purchasers named therein, relating to the
              Registrant's 10 5/8% Senior Notes due 2008. Exhibit 99.4 to
              the Registrant's Current Report on Form 8-K dated November
              20, 2001, is hereby incorporated by reference.
    5         Opinion of Frost Brown Todd LLC regarding the validity of
              the exchange notes and certain related guarantees.*
   12         Statements re computation of ratios.*
   21         Subsidiaries of the Registrant. Exhibit 21.1 to the
              Registrant's Annual Report of Form 10-K (File No.
              000-20372), is hereby incorporated by reference.
   23.1       Consent of KPMG LLP.*
   23.2       Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5).
   24         Powers of Attorney (included on the signature pages of this
              Registration Statement).*
   25         Statement of Eligibility of Trustee on Form T-1.*
   99.1       Form of Letter of Transmittal.*
   99.2       Form of Notice of Guaranteed Delivery.*
   99.3       Form of Letter to Clients.*
   99.4       Form of Letter to Brokers.*
   99.5       Form of Instructions to Registered Holders.*

---------------

* Filed herewith.

ITEM 22.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             i. To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

             ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             iii. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             Provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the KBCA, the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     D. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     E. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          RES-CARE, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                 Chairman, President & CEO

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ JAMES R. FORNEAR                             Director               December 18, 2001
 ------------------------------------------------
                 James R. Fornear

               /s/ RONALD G. GEARY                        Chairman of the Board        February 13, 2002
 ------------------------------------------------       President Chief Executive
                 Ronald G. Geary                                 Officer
                                                                Director

              /s/ E. HALSEY SANDFORD                            Director               December 17, 2001
 ------------------------------------------------
                E. Halsey Sandford

                /s/ L. BRYAN SHAUL                      Executive Vice President       February 13, 2002
 ------------------------------------------------      Finance and Administration,
                  L. Bryan Shaul                         Chief Financial Officer
                                                      Principal Accounting Officer

              /s/ SEYMOUR L. BRYSON                             Director               December 17, 2001
 ------------------------------------------------
                Seymour L. Bryson

              /s/ W. BRUCE LUNSFORD                             Director               December 18, 2001
 ------------------------------------------------
                W. Bruce Lunsford

               /s/ SPIRO B. MITSOS                              Director               December 18, 2001
 ------------------------------------------------
                 Spiro B. Mitsos

              /s/ OLIVIA F. KIRTLEY                             Director               December 17, 2001
 ------------------------------------------------
                Olivia F. Kirtley

            /s/ VINCENT D. PETTINELLI                           Director               December 17, 2001
 ------------------------------------------------
              Vincent D. Pettinelli

              /s/ MICHAEL J. FOSTER                             Director               December 17, 2001
 ------------------------------------------------
                Michael J. Foster

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          GENERAL HEALTH CORPORATION
                                          THE ACADEMY FOR INDIVIDUAL
                                          EXCELLENCE, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------     Principal Executive Director
                 Ronald G. Geary                                Director

               /s/ VINCENT F. DORAN                             Director               December 17, 2001
 ------------------------------------------------
                 Vincent F. Doran

                 /s/ PAUL G. DUNN                               Director               December 17, 2001
 ------------------------------------------------
                   Paul G. Dunn

                /s/ L. BRYAN SHAUL                              Treasurer              February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          COMMUNITY ADVANTAGE, INC.
                                          RES-CARE CALIFORNIA, INC.
                                          RES-CARE NEW MEXICO, INC.
                                          RES-CARE WASHINGTON, INC.
                                          RSCR CALIFORNIA, INC.
                                          EDUCARE COMMUNITY LIVING
                                            CORPORATION - NEVADA
                                          EDUCARE COMMUNITY LIVING
                                            CORPORATION - NEW MEXICO
                                          ALTERNATIVE CHOICES, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
              Ralph G.Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

                 /s/ DAVID RHODES                               Director               December 20, 2001
 ------------------------------------------------
                   David Rhodes

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          ALTERNATIVE YOUTH SERVICES, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ VINCENT F. DORAN                             Director               December 17, 2001
 ------------------------------------------------
                 Vincent F. Doran

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                /s/ DENNIS ROBERTS                              Director               December 20, 2001
 ------------------------------------------------
                  Dennis Roberts

                /s/ MARY D. WILEY                               Director               December 17, 2001
 ------------------------------------------------
                  Mary D. Wiley

              /s/ JACQUELINE STRAMA                             Director               December 17, 2001
 ------------------------------------------------
                Jacqueline Strama

                 /s/ PAUL G. DUNN                               Director               December 17, 2001
 ------------------------------------------------
                   Paul G. Dunn

                /s/ L. BRYAN SHAUL                              Treasurer              February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          BALD EAGLE ENTERPRISES, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          CATX PROPERTIES, INC.
                                          CAPITAL TX INVESTMENTS, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

                 /s/ PAUL G. DUNN                               Director               December 17, 2001
 ------------------------------------------------
                   Paul G. Dunn

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          SOUTHERN HOME CARE SERVICES, INC.
                                          CNC/ACCESS, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

               /s/ MARTIN J. MILLER                             Director               December 24, 2001
 ------------------------------------------------
                 Martin J. Miller

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          COMMUNITY ALTERNATIVES ILLINOIS, INC.
                                          COMMUNITY ALTERNATIVES INDIANA, INC.
                                          RES-CARE ILLINOIS, INC.
                                          RES-CARE OHIO, INC.
                                          NORMAL LIFE OF CENTRAL INDIANA, INC.
                                          VOCA CORPORATION OF INDIANA
                                          VOCA CORPORATION OF OHIO

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

              /s/ BARBARA A. WINTERS                            Director               December 18, 2001
 ------------------------------------------------
                Barbara A. Winters

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                               Accounting
                                                                 Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          COMMUNITY ALTERNATIVES KENTUCKY, INC.
                                          COMMUNITY ALTERNATIVES MISSOURI, INC.
                                          COMMUNITY ALTERNATIVES NEBRASKA, INC.
                                          RES-CARE KANSAS, INC.
                                          RES-CARE OKLAHOMA, INC.
                                          EDUCARE COMMUNITY LIVING CORPORATION -
                                            MISSOURI

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

                /s/ STEPHEN BRUNET                              Director               December 19, 2001
 ------------------------------------------------
                  Stephen Brunet

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          COMMUNITY ALTERNATIVES TEXAS
                                            PARTNER, INC.
                                          EDUCARE COMMUNITY LIVING - TEXAS
                                            LIVING CENTERS, INC.
                                          EDUCARE COMMUNITY LIVING - NORMAL
                                            LIFE, INC.
                                          EDUCARE COMMUNITY LIVING
                                            CORPORATION - GULF COAST
                                          EDUCARE COMMUNITY LIVING
                                            CORPORATION - TEXAS

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

                  /s/ KAYE SIMMS                                Director               December 17, 2001
 ------------------------------------------------
                    Kaye Simms

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          COMMUNITY ALTERNATIVES VIRGINIA, INC.
                                          RES-CARE NEW JERSEY, INC.
                                          RES-CARE OTHER OPTIONS, INC.
                                          RSCR WEST VIRGINIA, INC.
                                          EDUCARE COMMUNITY LIVING
                                            CORPORATION -   NORTH CAROLINA
                                          VOCA CORPORATION OF MARYLAND
                                          VOCA CORPORATION OF NEW JERSEY
                                          VOCA CORPORATION OF WASHINGTON, DC

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

                /s/ MARY BEA EATON                              Director               December 27, 2001
 ------------------------------------------------
                  Mary Bea Eaton

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          PEOPLESERVE, INC.
                                          RAISE GEAUGA, INC.
                                          ROCKCREEK, INC.
                                          RSCR INLAND, INC.
                                          BRINKLEY GROUP HOMES, INC.
                                          BAKER MANAGEMENT, INC.
                                          BOLIVAR DEVELOPMENTAL TRAINING
                                            CENTER, INC.
                                          BOLIVAR ESTATES, INC.
                                          EBENEZER ESTATES, INC.
                                          FORT MASON ESTATES, INC.
                                          HILLSIDE ESTATES, INC.
                                          HYDESBURG ESTATES, INC.
                                          MEADOW LANE ESTATES, INC.
                                          MISSOURI PROGRESSIVE SERVICES, INC.
                                          OAK WOOD SUITES OF BOLIVAR, INC.
                                          OAKVIEW ESTATES OF BOLIVAR, INC.
                                          PEBBLE CREEK ESTATES, INC.
                                          RIVER BLUFF ESTATES, INC.
                                          SHA-REE ESTATES, INC.
                                          SKYVIEW ESTATES, INC.
                                          WILLARD ESTATES, INC.
                                          EDUCARE COMMUNITY LIVING
                                            CORPORATION -   AMERICA
                                          J. & J. CARE CENTERS, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          NORMAL LIFE, INC.
                                          THM HOMES, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          RES-CARE AVIATION, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

                 /s/ PAUL G. DUNN                               Director               December 17, 2001
 ------------------------------------------------
                   Paul G. Dunn

                /s/ L. BRYAN SHAUL                      Treasurer Vice President       February 13, 2002
 ------------------------------------------------               Director
                  L. Bryan Shaul                         Principal Financial and
                                                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          RES-CARE PREMIER, INC.
                                          TANGRAM REHABILITATION NETWORK, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

              /s/ PAUL G. CHOTKOWSKI                            Director                January 9, 2002
 ------------------------------------------------
                Paul G. Chotkowski

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------            Vice President
                  L. Bryan Shaul

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          RES-CARE TRAINING TECHNOLOGIES, INC.
                                          RES-CARE TENNESSEE, INC.
                                          TEXAS HOME MANAGEMENT, INC.
                                          VOCA CORPORATION OF AMERICA
                                          B.W.J. OPPORTUNITY CENTERS, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          YOUTHTRACK, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ VINCENT F. DORAN                             Director               December 17, 2001
 ------------------------------------------------
                 Vincent F. Doran

                /s/ DENNIS ROBERTS                              Director               December 20, 2001
 ------------------------------------------------
                  Dennis Roberts

                /s/ L. BRYAN SHAUL                              Treasurer              February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          UPWARD BOUND, INC.
                                          INDIVIDUALIZED SUPPORTED
                                          LIVING, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                /s/ STEPHEN BRUNET                              Director               December 19, 2001
 ------------------------------------------------
                  Stephen Brunet

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          CAREERS IN PROGRESS, INC.
                                          NORMAL LIFE OF LOUISIANA, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------     Principal Executive Director
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

              /s/ ALLEN G. MARCHETTI                            Director               December 18, 2001
 ------------------------------------------------
                Allen G. Marchetti

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          NORMAL LIFE OF CALIFORNIA, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                 /s/ DAVID RHODES                               Director               December 20, 2001
 ------------------------------------------------
                   David Rhodes

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          RES-CARE ALABAMA, INC.
                                          NORMAL LIFE FAMILY SERVICES, INC.
                                          NORMAL LIFE OF GEORGIA, INC.
                                          NORMAL LIFE OF LAFAYETTE, INC.
                                          NORMAL LIFE OF LAKE CHARLES, INC.
                                          RES-CARE FLORIDA, INC.
                                          VOCA CORPORATION OF FLORIDA

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

              /s/ ALLEN G. MARCHETTI                            Director               December 20, 2001
 ------------------------------------------------
                Allen G. Marchetti

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          NORMAL LIFE OF KENTUCKY, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

                /s/ PATRICK KELLEY                              Director               December 17, 2001
 ------------------------------------------------
                  Patrick Kelley

                /s/ MARY D. WILEY                               Director               December 17, 2001
 ------------------------------------------------
                  Mary D. Wiley

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          NORMAL LIFE OF SOUTHERN INDIANA, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                   TITLE                       DATE
                   ---------                                   -----                       ----

              /s/ RONALD G. GEARY                            President               February 13, 2002
------------------------------------------------    Principal Executive Officer
                Ronald G. Geary                               Director

              /s/ JEFFREY M. CROSS                            Director               December 17, 2001
------------------------------------------------
                Jeffrey M. Cross

          /s/ RALPH G. GRONEFELD, JR.                         Director               December 17, 2001
------------------------------------------------
            Ralph G. Gronefeld, Jr.

             /s/ BARBARA A. WINTERS                           Director               December 18, 2001
------------------------------------------------
               Barbara A. Winters

                /s/ BRYAN SHAUL                         Assistant Treasurer          February 13, 2002
------------------------------------------------      Principal Financial and
                 L. Bryan Shaul                              Accounting
                                                              Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          THE CITADEL GROUP, INC.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

                 /s/ MIKE REIBEL                                Director               December 17, 2001
 ------------------------------------------------
                   Mike Reibel

                /s/ PATRICK KELLEY                              Director               December 17, 2001
 ------------------------------------------------
                  Patrick Kelley

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

                 /s/ PAUL G. DUNN                               Director               December 17, 2001
 ------------------------------------------------
                   Paul G. Dunn

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          VOCA CORP.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                /s/ MARY BEA EATON                              Director               December 27, 2001
 ------------------------------------------------
                  Mary Bea Eaton

              /s/ BARBARA A. WINTERS                            Director               December 18, 2001
 ------------------------------------------------
                Barbara A. Winters

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          VOCA OF INDIANA, LLC

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                   President and Manager

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                 Manager

            /s/ KATHERINE W. GILCHRIST                           Manager               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

           /s/ RALPH G. GRONEFELD, JR.                           Manager               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

               /s/ JEFFREY M. CROSS                              Manager               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

                 /s/ PAUL G. DUNN                                Manager               December 17, 2001
 ------------------------------------------------
                   Paul G. Dunn

              /s/ BARBARA A. WINTERS                             Manager               December 18, 2001
 ------------------------------------------------
                Barbara A. Winters

               /s/ DAVID S. WASKEY                               Manager               December 17, 2001
 ------------------------------------------------
                 David S. Waskey

                /s/ MARY D. WILEY                                Manager               December 17, 2001
 ------------------------------------------------
                  Mary D. Wiley

                 /s/ R. DAN BRICE                                Manager               December 17, 2001
 ------------------------------------------------
                   R. Dan Brice

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                      VOCA CORPORATION OF NORTH CAROLINA
                                      VOCA CORPORATION OF WEST VIRGINIA, INC.

                                      By:        /s/ RONALD G. GEARY
                                         ---------------------------------------
                                                     Ronald G. Geary
                                                        President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------     Principal Executive Director
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

                /s/ MARY BEA EATON                              Director               December 27, 2001
 ------------------------------------------------
                  Mary Bea Eaton

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          CREATIVE NETWORKS, L.L.C.

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                   President and Manager

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                 Manager

               /s/ JEFFREY M. CROSS                              Manager               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                           Manager               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

               /s/ MARTIN J. MILLER                              Manager               December 24, 2001
 ------------------------------------------------
                 Martin J. Miller

                 /s/ FREDA SMITH                                 Manager               December 24, 2001
 ------------------------------------------------
                   Freda Smith

                 /s/ PAUL G. DUNN                                Manager               December 17, 2001
 ------------------------------------------------
                   Paul G. Dunn

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                      EDUCARE COMMUNITY LIVING LIMITED
                                      PARTNERSHIP

                                      By: Community Alternatives Texas
                                      Partner, Inc.
                                      Its General Partner

                                      By:        /s/ RONALD G. GEARY
                                         ---------------------------------------
                                                     Ronald G. Geary
                                                        President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                                Director

               /s/ JEFFREY M. CROSS                             Director               December 17, 2001
 ------------------------------------------------
                 Jeffrey M. Cross

           /s/ RALPH G. GRONEFELD, JR.                          Director               December 17, 2001
 ------------------------------------------------
             Ralph G. Gronefeld, Jr.

            /s/ KATHERINE W. GILCHRIST                          Director               December 17, 2001
 ------------------------------------------------
              Katherine W. Gilchrist

                  /s/ KAYE SIMMS                                Director               December 17, 2001
 ------------------------------------------------
                    Kaye Simms

                /s/ L. BRYAN SHAUL                         Assistant Treasurer         February 13, 2002
 ------------------------------------------------        Principal Financial and
                  L. Bryan Shaul                           Accounting Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, state of Kentucky on February 13, 2002.

                                          NORMAL LIFE OF INDIANA

                                          By: Normal Life of Central Indiana,
                                              Inc., General Partner

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                                          By: Normal Life of Southern Indiana,
                                              Inc., General Partner

                                          By:      /s/ RONALD G. GEARY
                                            ------------------------------------
                                                      Ronald G. Geary
                                                         President

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ronald G. Geary and L. Bryan Shaul, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

               /s/ RONALD G. GEARY                              President              February 13, 2002
 ------------------------------------------------      Principal Executive Officer
                 Ronald G. Geary                       Director of Normal Life of
                                                        Central Indiana, Inc. and
                                                         Normal Life of Southern
                                                              Indiana, Inc.

               /s/ JEFFREY M. CROSS                    Director of Normal Life of      December 17, 2001
 ------------------------------------------------       Central Indiana, Inc. and
                 Jeffrey M. Cross                        Normal Life of Southern
                                                              Indiana, Inc.

           /s/ RALPH G. GRONEFELD, JR.                 Director of Normal Life of      December 17, 2001
 ------------------------------------------------       Central Indiana, Inc. and
             Ralph G. Gronefeld, Jr.                     Normal Life of Southern
                                                              Indiana, Inc.

              /s/ BARBARA A. WINTERS                   Director of Normal Life of      December 17, 2001
 ------------------------------------------------       Central Indiana, Inc. and
                Barbara A. Winters                       Normal Life of Southern
                                                              Indiana, Inc.

                    SIGNATURE                                     TITLE                      DATE
                    ---------                                     -----                      ----

             /s/ KATHERINE GILCHRIST                   Director of Normal Life of      December 17, 2001
 ------------------------------------------------         Central Indiana, Inc.
               Katherine Gilchrist

                /s/ L. BRYAN SHAUL                    Assistant Treasurer Principal    February 13, 2002
 ------------------------------------------------       Financial and Accounting
                  L. Bryan Shaul                        Officer of Normal Life of
                                                        Central Indiana, Inc. and
                                                         Normal Life of Southern
                                                              Indiana, Inc.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
 1        Purchase Agreement, dated November 9, 2001, by and among
          Res-Care, Inc., the Guarantors named therein, UBS Warburg
          LLC, Lehman Brothers Inc., Banc One Capital Markets, Inc.,
          U.S. Bancorp Piper Jeffray Inc., Jefferies & Company, Inc.
          and First Analysis Securities Corporation.*
 3.1      Amended and Restated Articles of Incorporation to the
          Registrant. Exhibit No. 3.1 of the Registrant's Registration
          Statement on Form S-1 (File No. 33-48749) is hereby
          incorporated by reference.
 3.2      Amendment to Amended and Restated Articles of Incorporation
          of the Registrant. Exhibit No. 3.1 to the Registrant's
          Registration Statement on Form S-3 (Reg. No. 333-32573) is
          hereby incorporated by reference.
 3.3      Amended and Restated Bylaws of the Registrant. Exhibit 4.5
          to the Registrant's Registration Statement on Form S-8 (Reg.
          No. 333-50726) is hereby incorporated by reference.
 4.1      Amended and Restated Articles of Incorporation of the
          Registrant. Exhibit No. 3.1 to the Registrant's Registration
          Statement on Form S-1 (File No. 33-48749) is hereby
          incorporated by reference.
 4.2      Amendment to Amended and Restated Articles of Incorporation
          of the Registrant. Exhibit No. 3.1 to the Registrant's
          Registration Statement on Form S-3 (Reg. No. 333-32573) is
          hereby incorporated by reference.
 4.3      Amended and Restated Bylaws of the Registrant. Exhibit 4.5
          to the Registrant's Registration Statement on Form S-8 (Reg.
          No. 333-50726) is incorporated by reference.
 4.4      Indenture dated November 15, 2001, by and among Res-Care,
          Inc., the Guarantors named therein and National City Bank, as trustee, relating to the Registrant's $150,000,000
          10 5/8% Senior Notes due 2008. Exhibit 99.3 to the
          Registrant's Current Report on Form 8-K dated November 20,
          2001, is hereby incorporated by reference.
 4.5      Registration Rights Agreement dated November 15, 2001, by
          and among Res-Care, Inc., the Guarantors named therein and the initial purchasers named therein, relating to the
          Registrant's 10 5/8% Senior Notes due 2008. Exhibit 99.4 to
          the Registrant's Current Report on Form 8-K dated November
          20, 2001, is hereby incorporated by reference.
 5        Opinion of Frost Brown Todd LLC regarding the validity of
          the exchange notes and certain related guarantees.*
12        Statements re computation of ratios.*
21        Subsidiaries of the Registrant. Exhibit 21.1 to the
          Registrant's Annual Report on Form 10-K (File No.
          000-20372), is hereby incorporated by reference.
23.1      Consent of KPMG LLP.*
23.2      Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5).
24        Powers of Attorney (included on the signature pages of this
          Registration Statement).*
25        Statement of Eligibility of Trustee on Form T-1.*
99.1      Form of Letter of Transmittal.*
99.2      Form of Notice of Guaranteed Delivery.*
99.3      Form of Letter to Clients.*
99.4      Form of Letter to Brokers.*
99.5      Form of Instructions to Registered Holders.*

---------------

* Filed herewith.